UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
AMB PROPERTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 27, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of AMB PROPERTY CORPORATION. The Annual Meeting will be held on May 8, 2008, at 2:00 p.m., Pacific time, at AMB Property Corporation’s global headquarters, which are located at Pier 1, Bay 1, San Francisco, California 94111. Information about the Annual Meeting and the matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a proxy card and return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please complete and return your proxy card in the enclosed envelope as promptly as possible. You may also vote your proxy via the Internet or by telephone. Returning your proxy does not deprive you of your right to attend the meeting and vote your shares in person.

AMB’s 2007 Annual Report is also enclosed. We encourage you to read our Annual Report and hope you will find its message interesting and useful.

We are evaluating the possibility of furnishing proxy materials to our stockholders on the Internet pursuant to the new Securities and Exchange Commission rules for the 2009 Annual Meeting of Stockholders instead of furnishing a full set delivery by mail. In the meantime, you may view the 2008 proxy materials electronically at www.edocumentview.com\amb. In addition, please see the Questions and Answers section in this Proxy Statement for more information on how to sign up to receive future proxy materials and our Annual Report electronically.

Thank you for your continued interest in AMB.

Sincerely,

HAMID R. MOGHADAM
Chairman and CEO

This proxy statement and accompanying form of proxy are first being mailed to you on or about March 27, 2008.

PROXY STATEMENT
QUESTIONS AND ANSWERS
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF BUSINESS CONDUCT
STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
AVAILABLE INFORMATION
OTHER MATTERS

AMB PROPERTY CORPORATION
Pier 1, Bay 1
San Francisco, California 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2008

To the Stockholders of AMB Property Corporation:

TIME	2:00 p.m., Pacific time, on May 8, 2008

PLACE	AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111

ITEMS OF BUSINESS	1. To elect nine directors to our Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

RECORD DATE	Holders of shares of our common stock of record at the close of business on March 6, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

ANNUAL REPORT	Our 2007 Annual Report is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote by proxy over the Internet, by telephone or by mail using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held May 8, 2008

The 2008 proxy materials and our 2007 Annual Report are available at www.edocumentview.com\amb.

By Order of the Board of Directors,

TAMRA D. BROWNE
Senior Vice President, General Counsel and Secretary

March 27, 2008
San Francisco, California

AMB PROPERTY CORPORATION
Pier 1, Bay 1
San Francisco, California 94111

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2008

PROXY STATEMENT

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2008 Annual Meeting of Stockholders and at any adjournment(s) or postponement(s) thereof. You are invited to attend our Annual Meeting of Stockholders to be held on May 8, 2008 at our global headquarters, which are located at Pier 1, Bay 1, San Francisco, California 94111, beginning at 2:00 p.m., Pacific time (the “Annual Meeting”).

Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this proxy statement, the proxy card and our 2007 Annual Report to Stockholders, were mailed to stockholders on or about March 27, 2008. Our global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111, telephone (415) 394-9000. References herein to “we,” “us,” “our,” the “company” and “AMB” refer to AMB Property Corporation and its subsidiaries, unless the context otherwise requires.

QUESTIONS AND ANSWERS

Q:	Who may vote at the Annual Meeting?

A:	Holders of record of AMB Property Corporation common stock at the close of business on the record date, March 6, 2008, are entitled to notice of and to vote at the Annual Meeting. As of March 6, 2008, there were 97,898,470 shares of our common stock outstanding. Each issued and outstanding share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, you will be asked to consider and vote upon two items of business.

1. The election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

2. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

We will also consider other business that may properly come before the Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote:

• “FOR” each of the nominees to the Board; and

• “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Q:	What is the vote required to approve each of the proposals?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1	Election of Directors	Each director must be elected by a majority of the votes cast, assuming that the number of nominees equals the number of available director positions. Accordingly, to elect a particular director nominee, the number of votes cast “FOR” a director nominee by the holders of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting must exceed the number of such votes cast “AGAINST” that director nominee. In the event that there are more nominees than the number of available director positions, directors are elected by a plurality of the votes cast. Please see the section entitled “Majority Vote Standard for Election of Directors” for a more detailed description of the majority voting procedures in our Bylaws and Corporate Governance Principles.
Proposal 2	Ratification of appointment of independent registered public accounting firm	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of votes cast on this proposal at the Annual Meeting.

For the election of directors, abstentions and, if applicable, broker non-votes are not counted as votes cast and will have no effect on the result of the vote. Abstentions and, if applicable, broker non-votes will have no effect on the proposal to ratify the selection of our independent registered public accounting firm.

Q:	What is the quorum requirement for the meeting?

A:	A majority of the shares of common stock outstanding as of the record date must be represented, in person or by proxy, at the Annual Meeting in order to hold the meeting and transact business. This is called a quorum.

Your shares are counted as present at the meeting if you:

• are present and entitled to vote in person at the meeting; or

• have properly submitted a proxy card or voted by telephone or by using the Internet.

If you are present at the meeting in person or by proxy, but you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

Broker “non-votes” are also counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares of our common stock for a beneficial owner is present at the meeting in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Your vote is important. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials and proxy card are being sent directly to you by AMB. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to vote in person at the meeting, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Most of our stockholders hold their shares in street name through a stockbroker, bank, trustee or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares, which will give you the right to vote the shares at the meeting. You will need to contact your broker, bank, trustee or nominee to obtain a legal proxy, and you will need to bring it to the meeting in order to vote in person.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy, or, for shares held in street name, by submitting voting instructions to your stockbroker, bank, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with your proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included by your stockbroker, bank, trustee or nominee.

By Telephone or the Internet — If you have telephone or Internet access, you may submit your proxy by following the instructions included with your proxy materials and on your proxy card.

By Mail — You may submit your proxy by mail by signing your proxy card, or, for shares held in street name, by following the voting instruction card included by your stockbroker, bank, trustee or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

The Internet and telephone proxy voting facilities for stockholders of record will close at 11:59 p.m., Pacific time, on May 7, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you received.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

The Internet and telephone proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

Q:	How can I change my vote after I return my proxy card?

A:	You may revoke your proxy at any time and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may do this by signing and submitting a written notice to Tamra D. Browne, Secretary of the Company, a new proxy card with a later date, voting by telephone or by using the Internet (your latest telephone or Internet proxy is counted) or by attending and voting by ballot at the Annual Meeting. If you hold your shares beneficially in street name, you will need to contact your broker, bank, trustee or other nominee. Merely attending the Annual Meeting will not revoke a proxy unless you specifically request your proxy to be revoked.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:	If you hold your shares directly in your name, and you sign and return a proxy card without giving specific voting instructions, the shares of common stock represented by that proxy will be voted as recommended by the Board of Directors.

If you hold your shares in street name through a broker, bank, trustee or other nominee and do not provide your broker with specific voting instructions, under the rules that govern brokers in such circumstances, your broker will have discretion to vote such shares on routine matters, but not on non-routine matters. As a result, your broker will have the authority to exercise discretion to vote your shares with respect to Proposal 1 (election of directors) (assuming the number of nominees equals the number of director positions) and Proposal 2 (ratification of independent registered public accounting firm), because each involves matters that are considered routine.

If no voting instructions are received from you, and provided that you hold your shares in street name, typically, your broker will turn in a proxy card for shares held in street name, indicating a “FOR” vote on the routine matters.

Q:	How can I access the 2008 proxy materials and annual report electronically?

A:	You may view a copy of the 2008 proxy materials and 2007 Annual Report on the Internet by visiting www.edocumentview.com\amb.

You may also access an electronic copy of our 2007 Annual Report at the Investor Relations page of our website, www.amb.com.

Q:	How may I elect to receive future proxy materials electronically instead of by mail?

A:	If you wish to receive future proxy materials electronically by email instead of by mail, you may register to do so at the Investor Relations page of our website, www.amb.com.

By choosing to receive your future proxy materials by email, you would save us the cost of printing and mailing documents to you and would reduce the impact of our annual stockholders’ meetings on the environment. If you register to receive future proxy materials electronically by email, you will receive an email next year with instructions on how to access those proxy materials and how to vote. If you change your email address in the meantime, you will need to update your registration on the site. Your election to receive proxy materials electronically by email will remain in effect until you terminate it.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the two items of business described in this proxy statement, at the time this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies and acting thereunder will have discretion to vote on those matters for you.

Q:	Who will pay for the cost of this proxy solicitation?

A:	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. These people will not be specially compensated for their solicitation of proxies.

In accordance with the regulations of the U.S. Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMB PROPERTY CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

Q:	What is the deadline to propose actions for consideration at the 2009 Annual Meeting or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at our next annual meeting as follows:

Deadline for Submitting Stockholder Proposals for Inclusion in Our 2009 Proxy Statement. Rule 14a-8 of the Securities Exchange Act of 1934 provides that certain stockholder proposals must be included in the proxy statement for our Annual Meeting. For a stockholder proposal to be considered for inclusion in the 2009 proxy statement for our 2009 Annual Meeting of Stockholders, our Secretary, Tamra D. Browne, must receive the proposal at our principal executive offices no later than November 27, 2008. The proposal must comply with the

Securities and Exchange Commission regulations under Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in our proxy materials.

Deadline for Submitting Stockholder Proposals not to be Included in Our 2009 Proxy Statement. If you intend to present a proposal at our 2009 Annual Meeting, but you do not intend to have it included in our 2009 proxy statement, your proposal must be delivered to or mailed and received by our Secretary not less than 50 days nor more than 75 days prior to the meeting. If, however, less than 65 days’ notice or prior public disclosure of the date of the 2009 Annual Meeting is given or made to our stockholders, our Secretary must receive a stockholder’s notice no later than the close of business on the 15th day following the day on which notice of the 2009 Annual Meeting date was mailed or publicly disclosed, whichever occurs first.

As set forth in our Bylaws, such stockholder’s notice must contain, with respect to each proposed matter: a brief description of the business and the reasons for conducting such business at the Annual Meeting; your name; your record address; and the class, series and number of shares you beneficially hold. Please review our Bylaws for more information regarding requirements to submit a stockholder proposal outside of Rule 14a-8.

Deadline for Submitting Nominations for Directors. Under our Bylaws, nominations for director may be made only pursuant to the notice of the meeting, by the Board or a committee of the Board, or by a stockholder entitled to vote who delivered notice to us in accordance with our Bylaws. If you want to nominate an individual for election to our Board at the 2009 Annual Meeting, you must deliver a written notice to our Secretary which is received not less than 50 days nor more than 75 days prior to the meeting. If, however, less than 65 days’ notice or prior public disclosure of the date of the 2009 Annual Meeting is given or made to our stockholders, our Secretary must receive a stockholder’s notice no later than the close of business on the 15th day following the day on which notice of the 2009 Annual Meeting date was mailed or publicly disclosed, whichever occurs first.

As set forth in our Bylaws, such stockholder’s notice must contain, with respect to each proposed nominee: the name, age, business address and residence address of the proposed nominee; the principal occupation or employment of the proposed nominee; the class, series and number of shares beneficially held by the proposed nominee; any other information relating to the proposed nominee that is required to be disclosed under Regulation 14A of the Securities Exchange Act of 1934; your name and record address; and the class, series and number of shares you beneficially hold. We may require a proposed nominee to furnish other information to determine the eligibility of such proposed nominee to serve as a one of our directors, as well as the other items set forth under the “Nominating and Governance Committee” section below.

Copy of Bylaws. A copy of the full text of our Bylaws may be obtained by writing to our Secretary at Pier 1, Bay 1, San Francisco, California 94111.

The date of this proxy statement is March 27, 2008.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. A majority of the Board must be independent directors as defined by the New York Stock Exchange listing standards. Our Board has adopted the New York Stock Exchange listing standards of director independence. In general, an independent director is a director who the Board affirmatively determines has no material relationship with us. Under the New York Stock Exchange’s rules, the following relationships are considered material and will cause a director to be deemed not independent:

(i) a director who is, or within the past three years has been, our employee, or who has an immediate family member who is, or within the past three years has been, one of our executive officers;

(ii) a director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii) a director who is (or has an immediate family member who is) a current partner or employee of our internal or external auditor;

(iv) a director who has an immediate family member who is a current employee of our internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

(v) a director who was (or has an immediate family member who was) within the last three years a partner or employee of our internal or external auditor and personally worked on our audit within that time;

(vi) a director who is or has been (or has an immediate family member who is or has been) within the last three years, employed as an executive officer of another company where any of our present executive officers simultaneously serve or served on that company’s compensation committee; and

(vii) a director who is a current employee (or has an immediate family member who is a current executive officer) of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Our Board of Directors has affirmatively determined that eight out of nine presently elected directors (specifically, T. Robert Burke, David A. Cole, Lydia H. Kennard, J. Michael Losh, Frederick W. Reid, Jeffrey L. Skelton, Thomas W. Tusher and Carl B. Webb) are independent directors in accordance with the New York Stock Exchange listing standards, our corporate governance principles and our Bylaws. In determining the independence of the members of the Board of Directors, the Board considered Ms. Kennard’s position as the former executive director of Los Angeles World Airports (LAWA), an entity which has ground leases with AMB and may engage in potential real property transactions with AMB, and Mr. Burke’s prior relationship with AMB as a co-founder and as an employee until 2000, and determined that none of these relationships affected the independence determination with respect to such directors.

For J. Michael Losh, a majority of our Board, including the chair of our Nominating and Governance Committee, waived the limitation contained in our Corporate Governance Principles that no director may serve on the boards of more than five other public companies because the Board believes that Mr. Losh’s substantial ability, experience and expertise in public company financial reporting and management while serving as Chief Financial Officer of General Motors, a Fortune 100 company, among other similar positions, significantly benefits the Board and the company. The Board also determined that Mr. Losh’s service on other public company boards did not hinder his service to the company as he is currently retired and not serving in an executive officer capacity for another company.

The shares represented by the enclosed proxy will be voted for the election of each of the nominees named below, unless you indicate in the proxy that your vote should be cast against any or all of them or that you abstain. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, retirement or death.

Nominees For Director

The Board of Directors has proposed the following nominees for election as directors at the Annual Meeting: Hamid R. Moghadam, T. Robert Burke, David A. Cole, Lydia H. Kennard, J. Michael Losh, Frederick W. Reid, Jeffrey L. Skelton, Thomas W. Tusher and Carl B. Webb. Each of the nominees is currently serving as a director of AMB Property Corporation. All members of the Board serve a one-year term, which expires at the following annual meeting of stockholders when their successors are duly elected and qualified.

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

Each of the nominees has consented to be named in this proxy statement and to serve as a director if elected. Information about each nominee’s share ownership is set forth under the section entitled “Security Ownership of Certain Beneficial Owners and Management.” The principal occupation and certain other information regarding the nominees are set forth below as of the record date.

Hamid R. Moghadam

Age:	51

Director since:	1997

AMB Board Committees:	Member, Executive Committee

Recent business and educational experience:	One of the founders (in 1983) of the predecessor to AMB Property Corporation, Mr. Moghadam has over 25 years of experience in real estate. He is currently our Chairman and Chief Executive Officer. Mr. Moghadam holds bachelor’s and master’s degrees in engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Graduate School of Business at Stanford University.

Directorships and other memberships:	Mr. Moghadam is a member of the board of trustees of Leland Stanford Junior University, is the Chairman of the board of directors of Stanford Management Company, and is a member of the Stanford Graduate School of Business Advisory Council and its Campaign Steering Committee. He is a former Chairman of the Executive Committee and the Board of Governors of the National Association of Real Estate Investment Trusts, is a former Chairman of the Real Estate Investment Trust Political Action Committee, is a former Chairman of the Northern California Chapter of the Young Presidents’ Organization, is a former member of the board of directors of Plum Creek Timber Company, is a founding member of the Real Estate Roundtable, is a former member of the advisory board of the Wine Group and has served on various committees of the Massachusetts Institute of Technology. In addition, as an active participant in the San Francisco Bay Area community, Mr. Moghadam has served and is currently serving on various philanthropic and community boards, including the California Academy of Sciences and Town School for Boys.

T. Robert Burke

Age:	65

Director since:	1997

AMB Board Committees:	Chair, Executive Committee

Recent business and educational experience:	Mr. Burke is one of the founders (in 1983) of the predecessor to AMB Property Corporation. From November 1997 to December 1999, Mr. Burke was our Chairman of the Board. He was formerly a senior real estate partner with Morrison & Foerster LLP and, for two years, served as that firm’s Managing Partner for Operations. Mr. Burke graduated from Stanford University and holds a J.D. degree from Stanford Law School.

Directorships and other memberships:	Mr. Burke is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts, and is a former Trustee of Stanford University. Mr. Burke is also the former Chairman of the Board of Directors of the Pension Real Estate Association.

David A. Cole

Age:	65

Director since:	2000

AMB Board Committees:	Chair, Compensation Committee

Recent business and educational experience:	Mr. Cole was named Chairman of the Board and Chief Executive Officer of Kurt Salmon Associates in January 1988. He retired as Chief Executive Officer in December 1998 and continued to serve as Chairman of the Board until January 2001. Mr. Cole holds a bachelor’s degree in engineering from Auburn University and has successfully completed the Advanced Management Program at Harvard Business School.

Directorships and other memberships:	Mr. Cole is Chairman Emeritus of Kurt Salmon Associates, Inc., a global management consulting firm, is a member of the Board of Directors of PRG-Schultz International, Inc., a publicly traded provider of audit recovery services, is Chairman of their governance and nominating committee and serves on its compensation committee, and is a member of the Board of Directors of Americorp Holding, Inc, a privately held operator of healthcare clinics. He is also a member of the Advisory Board of Goizueza Business School at Emory University.

Lydia H. Kennard

Age:	53

Director since:	2004

AMB Board Committees:	Chair, Nominating and Governance Committee; Member, Audit Committee

Recent business and educational experience:	From 1999 to 2003 and again from October 2005 to February 2007, Ms. Kennard served as Executive Director of Los Angeles World Airports, a system of airports comprising Los Angeles International, Palmdale Regional and Van Nuys General Aviation Airports. She is currently a principal of Airport Property Ventures, LLC. She served as Deputy Executive for Design and Construction for Los Angeles World Airports from 1994 to 1999. Ms. Kennard holds a juris doctorate from Harvard Law School, a master’s degree in city planning from the Massachusetts Institute of Technology, and a bachelor’s degree in urban planning and management from Stanford University.

Directorships and other memberships:	Ms. Kennard is a director of IndyMac Bank, a director of Intermec, Inc., an industrial technologies company, a member of the UniHealth Foundation Board, a member of the California Air Resources Board, a trustee for RAND Corporation, a trustee for the University of Southern California and a director of URS Corporation.

J. Michael Losh

Age:	61

Director since:	2003

AMB Board Committees:	Chair, Audit Committee

Recent business and educational experience:	From July 2004 to his retirement in 2005, Mr. Losh served as interim chief financial officer of Cardinal Health, Inc., a health care products and services company. Mr. Losh spent 36 years with General Motors Corporation, most recently as Executive Vice President and Chief Financial Officer of General Motors from July 1994 through August 2000 and as chairman of GMAC, General Motor’s financial services group, from July 1994 until April 1999. He oversaw major capacity expansion programs and integrated finance functions when he served as finance director of General Motors de Brazil from 1979 to 1982 and as managing director of General Motors de Mexico from 1982 to 1984. Mr. Losh was elected Vice President of General Motors and General Manager of the Pontiac Division in July 1984, and in June 1989 was named Vice President and General Manager of the Oldsmobile Division. From 1992 to 1994, Mr. Losh served as Group Vice President in charge of North American Vehicle Sales, Service and Marketing. Mr. Losh holds a B.S. degree in Mechanical Engineering from Kettering University and an M.B.A. from Harvard University.

Directorships and other memberships:	Mr. Losh currently serves on the boards of Cardinal Health, Inc., where he serves on the audit, executive and nominating and governance committees; AON Corporation, an insurance and risk management company, where he serves on the governance and nominating, finance and compensation committees; Masco Corporation, a home improvement and building products company, where he serves on the audit committee, the pricing committee and the compensation committee; H.B. Fuller Company, a chemical manufacturer, where he serves on the audit committee; and TRW Automotive Inc., an automotive product company, where he serves on the compensation and audit committees.

Frederick W. Reid

Age:	57

Director since:	2003

AMB Board Committees:	Member, Compensation Committee; Member, Nominating and Governance Committee

Recent business and educational experience:	Mr. Reid served as the Chief Executive Officer of Virgin America, a startup airline that launched operations in August 2007, until January 2008. Mr. Reid joined Virgin America in April 2004. Previously, Mr. Reid served as President and Chief Operating Officer of Delta Airlines from May 2001 to April 2004 and served as Executive Vice President and Chief Marketing Officer of Delta from July 1998 to May 2001. Before joining Delta Airlines, Mr. Reid served as President and Chief Operating Officer of Lufthansa German Airlines from April

1997 to June 1998, as Executive Vice President from 1996 to March 1997 and as Senior Vice President, The Americas from 1991 to 1996. Between 1976 and 1991, Mr. Reid held various management positions at Pan American World Airways and American Airlines, based in Western Europe, the Middle East and South Asia. Mr. Reid holds a B.A. degree in Asian Studies from the University of California at Berkeley.

Directorships and other memberships:	He is a member of the Advisory Board for the Taub Institute for Research on Alzheimer’s Disease and the Aging Brain.

Jeffrey L. Skelton

Age:	58

Director since:	1997

AMB Board Committees:	Member, Audit Committee; Member, Executive Committee

Recent business and educational experience:	Mr. Skelton is currently President and Chief Executive Officer of Symphony Asset Management, a subsidiary of Nuveen Investments, Inc., an investment management firm. Prior to founding Symphony Asset Management in 1994, he was with Wells Fargo Nikko Investment Advisors from January 1984 to December 1993, where he served in a variety of capacities, including Chief Research Officer, Vice Chairman, Co-Chief Investment Officer and Chief Executive of Wells Fargo Nikko Investment Advisors Limited in London. Dr. Skelton has a Ph.D. in Mathematical Economics and Finance and an M.B.A. degree from the University of Chicago, and was an Assistant Professor of Finance at the University of California at Berkeley, Walter A. Haas School of Business.

Directorships and other memberships:	None.

Thomas W. Tusher

Age:	66

Director since:	1997

AMB Board Committees:	Member, Compensation Committee

Recent business and educational experience:	Mr. Tusher was President and Chief Operating Officer of Levi Strauss & Co. from 1984 through 1996, when he retired. Previously, he was President of Levi Strauss International from 1976 to 1984. Mr. Tusher began his career at Levi Strauss in 1969. He was a director of the publicly-held Levi Strauss & Co. from 1978 to 1985, and was named a director of the privately-controlled Levi Strauss & Co. in 1989, a position he held until his retirement at the end of 1996. Prior to joining Levi Strauss & Co., Mr. Tusher was with Colgate Palmolive from 1965 to 1969. Mr. Tusher has a bachelor’s degree from the University of California at Berkeley and an M.B.A. degree from the Graduate School of Business at Stanford University.

Directorships and other memberships:	Mr. Tusher is a director of Amisfield Wine Company in New Zealand. He is a former director of Dash America (Pearl Izumi), Cakebread Cellars, Great Western Financial Corporation and the San Francisco Chamber of Commerce. He is also Chairman Emeritus and a member of the advisory board of the Walter A. Haas School of Business at the

University of California at Berkeley. Mr. Tusher is also a director of the World Wildlife Fund, a member of the Board of Trustees of the California Academy of Sciences and a former director of the Advisory Council of Stanford University’s Graduate School of Business.

Carl B. Webb

Age:	58

Director since:	2007

AMB Board Committees:	Member, Audit Committee; Member, Nominating & Governance Committee

Recent business and educational experience:	Mr. Webb has served as the Co-Chairman of Triad Financial Corporation, a privately held financial services company, since July 2007 and the interim President and Chief Executive Officer from August 2005 to July 2007. In addition, Mr. Webb has served as a consultant to Hunter’s Glen Ford, Ltd., a private investment partnership, since November 2002. Previously, Mr. Webb was the President, Chief Operating Officer and director of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from September 1994 to November 2002. Prior to his affiliation with California Federal Bank, FSB, Mr. Webb was the President and CEO of First Madison Bank, FSB (from 1993 to 1994) and First Gibraltar Bank, FSB (from 1988 to 1993), as well as President and Director of First National Bank at Lubbock (from 1983 to 1988). Mr. Webb received a Bachelor of Business Administration Degree from West Texas A&M University and a Graduate Banking Degree from Southwestern Graduate School of Banking at Southern Methodist University.

Directorships and other memberships:	Mr. Webb is a director of Triad Financial Corporation, Hilltop Holdings Inc., a publicly traded holding company that anticipates seeking to make strategic acquisitions and investments and that currently owns a property and casualty insurance operation where he serves on the compensation committee, M & F Worldwide Corp., a holding company that manages two financial institution services companies and a licorice flavorings manufacturer, where he serves on the audit committee, and is a former director of Plum Creek Timber Company, where he served on the audit and compensation committees.

Board of Directors Meetings and Attendance

Pursuant to the Maryland General Corporation Law and our Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman of the Board and our officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

During 2007, the Board held six meetings and acted once by unanimous written consent. Each incumbent director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which such directors served. Six directors attended the 2007 Annual Meeting of Stockholders. We do not currently have a policy with regard to Board members’ attendance at annual meetings.

The Nominating and Governance Committee selects a lead director from the independent directors with at least one year of service. The lead director’s duties include chairing executive sessions of the independent directors, facilitating communications and resolving conflicts, if any, between the independent directors, other members of the Board and the management of the company, and consulting with and providing counsel to the company’s Chief Executive Officer as needed or requested. Jeffrey L. Skelton served as lead director for the 2007 fiscal year and will continue to serve as lead director for the 2008 fiscal year.

Board Committees, Memberships and Meetings

Our Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee. The Board of Directors has determined that each member of the Audit, Compensation, Nominating & Governance Committees is an independent director in accordance with the New York Stock Exchange’s listing standards.

Current committee charters are available on our website at http://www.amb.com, and in print to be sent to any of our stockholders upon request. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000.

The table below provides current and fiscal year 2007 membership information for each Board committee.

Nominating and
Name	Audit	Compensation	Governance	Executive

Afsaneh M. Beschloss(1)
T. Robert Burke				Chair
David A. Cole(2)		Chair
Lydia H. Kennard(3)	X		Chair
J. Michael Losh	Chair*
Hamid R. Moghadam				X
Frederick W. Reid		X	X
Jeffrey L. Skelton	X			X
Thomas W. Tusher		X
Carl B. Webb(4)	X*		X

*	Designated by the Board as “audit committee financial experts”.

(1)	Ms. Beschloss served on the Board and the Nominating & Governance Committee until July 31, 2007 when she retired from the Board and Nominating & Governance Committee.

(2)	Mr. Cole served on our Nominating & Governance Committee until May 11, 2007.

(3)	Ms. Kennard is expected to resign as a member of the Audit Committee on April 1, 2008.

(4)	Mr. Webb began service on the Board after he was appointed to the Board on August 2, 2007. He was also appointed to the Audit Committee and Nominating & Governance Committee on August 2, 2007.

Audit Committee.  Our Board of Directors has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that we have at least two audit committee financial experts, J. Michael Losh and Carl B. Webb, serving on our Audit Committee. Our Board has determined that Mr. Losh and Mr. Webb are independent as this term is defined by the New York Stock Exchange’s listing standards. Our Board has determined that Mr. Losh’s simultaneous service on the audit committees of more than two other public companies would not impair his ability to effectively serve on the Audit Committee of our Board of Directors. In reaching this determination, the Board considered that Mr. Losh’s substantial ability, experience and expertise in public financial reporting and management while serving as Chief Financial Officer of General Motors, a Fortune 100 company, among other similar positions, significantly benefits the Board and the company. The Board also determined that Mr. Losh’s service on other public company boards did not hinder his ability to serve on the Audit Committee as he is currently retired and not serving in an executive officer capacity for another company. The purposes of the Audit Committee are to (a) assist the Board in the oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) our internal control environment and risk management, including our Code of Business Conduct, and (v) the performance of the independent registered public accounting firm and our internal audit function, and (b) prepare the report of the Audit Committee, which is included in this proxy statement. The Audit Committee held ten meetings during 2007.

Compensation Committee.  Our Board of Directors determines the Committee’s membership and has also determined that each of the members of the Compensation Committee meets the experience requirements of our Bylaws. The function of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee operates under a written charter adopted by the Board of Directors, which was amended on December 6, 2006. The Committee and the Board periodically review and revise the charter. During 2007, the Compensation Committee held five meetings and acted once by unanimous written consent.

The Compensation Committee has overall responsibility for approving and evaluating our director and employee compensation plans, policies and programs, including our Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, our Amended and Restated 2002 Stock Option and Incentive Plan, as amended, our 401(k) plan, the Amended and Restated AMB Nonqualified Deferred Compensation Plan, the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan and any other incentive programs, and recommending to the Board compensation programs for our non-employee directors. For more details regarding director compensation, please see the section entitled “Compensation of Directors” below. With respect to our executive management compensation, the Compensation Committee’s role is to oversee AMB’s compensation plans and policies, annually review and determine all executive officers’ compensation, and administer AMB’s equity incentive plans (including reviewing and approving grants to AMB’s executive officers). The Compensation Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Compensation Committee Chairman reports on committee actions and recommendations at Board meetings. As part of its function, the Compensation Committee has established policies governing the compensation and benefits of all our executives. The Compensation Committee approves the compensation of our executive officers, approves the bonus plan measures and goals, and reviews an annual evaluation of our CEO to determine the CEO’s compensation as well as annual evaluations of our other executives. In addition, the Compensation Committee reviews and makes recommendations concerning proposals by our management with respect to compensation, bonuses, long-term incentive awards, agreements and other benefits and policies respecting such matters for our employees.

The Compensation Committee also directly engages an outside compensation consulting firm, Towers Perrin, to assist the committee in its review of compensation for the executive officers. On an annual basis, Towers Perrin reviews our executive compensation program with the Compensation Committee and assesses the competitiveness of compensation levels for the executive officers to ensure that their compensation is aligned with AMB’s executive compensation philosophy. Towers Perrin provides the Compensation Committee with a compensation analysis of our peer group (as determined by the committee) using information found in current proxy data and values each component of compensation awarded including base salary, bonus, equity awards and perquisites. The Compensation Committee considers this analysis along with company business strategies and objectives when setting annual compensation values for each component of total remuneration for the executives.

The Compensation Committee administers the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and the Amended and Restated 2002 Stock Option and Incentive Plan, as amended, under which grants of stock options, share appreciation rights, shares of restricted stock and other awards may be made to our employees, including our executive officers. In order to facilitate the day-to-day management and administration of the Amended and Restated 2002 Stock Option and Incentive Plan, the Compensation Committee also typically authorizes and approves a general grant or award of up to an annual aggregate of 250,000 shares of common stock which may be either incentive stock options, non-qualified stock options or shares of restricted stock to be made available to new employees and officers (excluding Section 16 officers) of the company or its affiliates, and with the identity of the recipients and the number of shares covered by the award to be subsequently determined by our Chairman and Chief Executive Officer (or his two designees), provided that no one individual can receive more than 50,000 shares or options to purchase shares of common stock, and provided further that his designees may not authorize the award of more than 5,000 shares or options to purchase shares of our common stock per individual.

The Compensation Committee also administers the Section 401(k) Savings and Retirement Plan, the Amended and Restated AMB Nonqualified Deferred Compensation Plan and the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan. The Compensation Committee formed the following subcommittees to administer the day to day operations of these plans:

•	AMB Property, L.P. Savings and Retirement Plan Committee to administer the 401(k) Savings and Retirement Plan, whose members currently include: the Chief Financial Officer; Senior Vice President, Human Resources; Senior Vice President, General Counsel & Secretary; and Director, Human Resources; and

•	Deferred Compensation Committee to administer the Amended and Restated AMB Nonqualified Deferred Compensation Plan and the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan, whose members currently include: the Chief Financial Officer; Senior Vice President, General Counsel & Secretary; and Senior Vice President, Human Resources.

Executive Committee.  The Executive Committee has the authority, within certain parameters, to acquire, dispose of and finance investments for us (including the issuance by AMB Property, L.P. of additional limited partnership units or other equity interests) and approve the execution of contracts and agreements including those related to the borrowing of money by us and generally exercise all other powers of the Board, except as prohibited by law. During 2007, the Executive Committee held one meeting and acted once by unanimous written consent.

Nominating and Governance Committee.  The purposes of the Nominating and Governance Committee are (a) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for the next annual meeting of stockholders, (b) to recommend to the Board the corporate governance principles applicable to us, (c) to lead the Board in its annual review of its performance, and (d) to recommend to the Board members and chairpersons of each committee. The Nominating and Governance Committee met twice during 2007.

To identify potential nominees for the Board, the Nominating and Governance Committee first evaluates the current members of the Board willing to continue in service. Current members of the Board are considered for re-nomination, balancing the value of their continued service with that of obtaining new perspectives and in view of our developing needs. If necessary, the Nominating and Governance Committee then solicits ideas for possible candidates from a number of sources, which can include other Board members, senior management, individuals personally known to members of the Board and research. The Nominating and Governance Committee may also retain a third party to assist it in identifying potential nominees, however, the committee has not done so in the past. The Nominating and Governance Committee will also consider nominees to our Board recommended by stockholders with respect to elections to be held at an annual meeting if notice of the nomination is timely delivered in writing to our Secretary prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under “Deadline for Submitting Nominations for Directors” in the Q&A section of this proxy. The notice must include:

•	information regarding the stockholder making the nomination, including name, address, and the number of shares of our stock beneficially owned by the stockholder;

•	a representation that the stockholder is entitled to vote at the annual meeting at which directors will be elected, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•	the name and address of the person(s) being nominated and such other information regarding each nominee that would be required in a proxy statement filed pursuant to the U.S. Securities and Exchange Commission’s proxy rules if the person had been nominated for election by the Board of Directors;

•	a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is made;

•	the consent of each such nominee to serve as a director if elected; and

•	to facilitate procedures for majority voting for directors, a statement as to whether such person will, if elected, tender his or her resignation from the Board to be effective if not subsequently re-elected by the requisite vote.

The Nominating and Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. These criteria include the candidate’s skills, experience and personal qualities, as well as the other factors discussed in the Nominating and Governance Committee charter, which are evaluated in the context of the perceived needs of the Board at any given point in time.

Majority Vote Standard for Election of Directors

In February 2007, the Board approved an amendment to our Bylaws, which changed the vote standard for election of directors from a plurality standard to a “majority vote of the votes cast” standard in uncontested elections of directors. Accordingly, directors are required to be elected by the majority of votes cast by the shares present in person or represented by proxy with respect to such director in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes “against” (or, if applicable, withheld from) that director. In a contested election (where the number of director nominees exceeds the number of directors to be elected at a meeting), the vote standard will be a plurality of the votes cast with respect to such director. In the event of a contested election where the plurality vote standard applies, votes cast “for” a director nominee will be counted for such nominee, and votes cast “against” or which “abstain” in respect of a director nominee, will be counted as “withheld” from such nominee.

If a nominee who is serving as a director is not elected at the Annual Meeting, then, under Maryland law, such director would continue to serve as a “holdover director.” Under our Bylaws, any director who fails to be elected shall tender his or her resignation to the Board, subject to acceptance. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. In accordance with our Corporate Governance Principles, if the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified. The director who tenders his or her resignation will not participate in the Board’s decision. Non-incumbent directors who are not elected at the Annual Meeting would not become directors and would not serve on the Board as a “holdover director.” In 2008, all nominees for the election of directors are currently serving on the Board.

Compensation of Directors

The following table details compensation earned or paid to and equity accrued toward vesting for our independent directors in the year ended December 31, 2007. Our employee director did not receive additional compensation for his service on the Board.

Director Compensation Table

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)(2)(3)	($)(1)(3)(4)	($)(5)	($)

Afsaneh M. Beschloss	5,500	28,219	0	—	33,179
T. Robert Burke	18,500	62,968	52,922	—	134,390
David A. Cole	30,500	81,223	31,656	—	143,379
Lydia H. Kennard	36,500	62,968	52,922	—	152,390
J. Michael Losh	39,000	62,968	52,922	—	154,890
Frederick W. Reid	22,500	104,942	—	—	127,442
Jeffrey L. Skelton	36,500	62,968	52,922	—	152,390
Thomas W. Tusher	17,500	93,937	20,791	—	132,219
Carl B. Webb	14,000	50,214	79,000	—	143,214

(1)	Measured as value of compensation expense recognized by the company for financial statement reporting purposes in fiscal-year 2007, computed pursuant to Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“FAS 123R”).

(2)	The grant date fair value of each restricted stock award expensed during 2007 and included in the Director Compensation Table, estimated using the closing sales price of our common stock on the date of each grant, is as follows:

					Total
			Grant Date	Total	Fair Value
		# of Shares	Fair Value	Grant Date	Expensed in
Director	Grant Date	Granted	per Share	Fair Value	2007

Afsaneh M. Beschloss	May 11, 2006	2,179	$50.48	$109,996	$27,499
	May 10, 2007	2,013	$59.59	$119,955	$720
T. Robert Burke	May 11, 2006	1,307	$50.48	$65,977	$16,494
	May 10, 2007	1,208	$59.59	$71,985	$46,474
David A. Cole	May 11, 2006	1,525	$50.48	$76,982	$19,245
	May 10, 2007	1,611	$59.59	$96,000	$61,978
Lydia H. Kennard	May 11, 2006	1,307	$50.48	$65,977	$16,494
	May 10, 2007	1,208	$59.59	$71,985	$46,474
J. Michael Losh	May 11, 2006	1,307	$50.48	$65,977	$16,494
	May 10, 2007	1,208	$59.59	$71,985	$46,474
Frederick W. Reid	May 11, 2006	2,179	$50.48	$109,996	$27,499
	May 10, 2007	2,013	$59.59	$119,955	$77,443
Jeffrey L. Skelton	May 11, 2006	1,307	$50.48	$65,977	$16,494
	May 10, 2007	1,208	$59.59	$71,985	$46,474
Thomas W. Tusher	May 11, 2006	1,307	$50.48	$65,977	$16,494
	May 10, 2007	2,013	$59.59	$119,955	$77,443
Carl B. Webb	September 27, 2007	2,000	$59.20	$118,400	$50,214

The compensation expense for each of these grants was amortized over the vesting period, and consequently, a portion of each of these grants was recognized as compensation expense in fiscal year 2007 in accordance with FAS 123R.

(3)	As of December 31, 2007, our directors (or then former director, in the case of Ms. Beschloss) held the following number of shares of our unvested restricted stock and options to purchase shares of our common stock:

	Number of Shares of	Number of Options to
	AMB Unvested	Purchase AMB
	Restricted Stock	Common Stock
	Held as of	Held as of
	December 31,	December 31,
Director	2007	2007

Afsaneh M. Beschloss	0	20,000
T. Robert Burke	1,208	146,152
David A. Cole	1,611	65,952
Lydia H. Kennard	1,208	42,233
J. Michael Losh	1,208	69,460
Frederick W. Reid	2,013	20,000
Jeffrey L. Skelton	1,208	89,082
Thomas W. Tusher	2,013	126,423
Carl B. Webb	2,000	20,000

All of our restricted stock and option grants to our directors vest annually on the first anniversary of grant assuming continued service. In addition, certain directors have elected to defer all of a portion of their unvested restricted stock into our nonqualified deferred compensation plan as of the vesting date.

(4)	The grant date fair value of each option award expensed during 2007 and included in the Director Compensation Table, estimated using the Black-Scholes value of such option award, is as follows:

		# of Shares			Total
		Underlying	Grant Date	Total	Fair Value
		Options	Fair Value	Grant Date	Expensed in
Director	Grant Date	Granted	per Share	Fair Value	2007

Afsaneh M. Beschloss	—	—	—	—	—
T. Robert Burke	May 11, 2006	9,738	$8.54	$83,163	$20,791
	May 10, 2007	4,729	$10.15	$47,999	$32,131
David A. Cole	May 11, 2006	7,304	$8.54	$62,376	$15,594
	May 10, 2007	2,364	$10.15	$23,995	$16,062
Lydia H. Kennard	May 11, 2006	9,738	$8.54	$83,163	$20,791
	May 10, 2007	4,729	$10.15	$47,999	$32,131
J. Michael Losh	May 11, 2006	9,738	$8.54	$83,163	$20,791
	May 10, 2007	4,729	$10.15	$47,999	$32,131
Frederick W. Reid	May 11, 2006	—	—	—	—
	May 10, 2007	—	—	—	—
Jeffrey L. Skelton	May 11, 2006	9,738	$8.54	$83,163	$20,791
	May 10, 2007	4,729	$10.15	$47,999	$32,131
Thomas W. Tusher	May 11, 2006	9,738	$8.54	$83,163	$20,791
	May 10, 2007	—	—	—	—
Carl B. Webb	Aug 2, 2007	20,000	$8.03	$160,600	$79,000

The compensation expense for each of these grants was amortized over the vesting period of one year, and consequently, a portion of each of these grants was recognized as compensation expense in fiscal year 2007 in accordance with FAS 123R.

The fair value of option grant expense reported in the Director Compensation Table was estimated using the Black-Scholes option pricing model with the following assumptions used for grants made in 2007 and 2006:

	Dividend	Expected	Risk-Free	Expected
Grant Year	Yield	Volatility	Interest Rates	Life

May 2007	3.4%	18.7%	4.5%	6 years
August 2007	4.1%	20.5%	4.5%	6 years
May 2006	3.5%	17.9%	4.6%	6 years

See Part IV, Item 15: Note 11 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the fiscal year ended December 31, 2007 and Part IV, Item 15: Note 12 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the fiscal year ended December 31, 2006 for more detailed information regarding these assumptions.

The impact of such stock option grants on our total compensation expense as well as the number of stock options granted to each director in 2006, for 2005 performance, that vest in 2007, and in 2007, for 2006 performance, that vest in 2008 was based on the grant date fair value described above.

(5)	Dividends were paid on the unvested restricted stock granted to our directors, executive officers and other employees. Their value is not included in this column because the amounts are factored into the grant date fair value of the award. For fiscal year 2007, the dividend rate was $0.50 per share and was not preferential. During fiscal year 2007, each of the directors earned the following dividend amounts on their shares of unvested restricted stock:

2007 Dividends Earned on Shares of
Director	AMB Unvested Restricted Stock

Afsaneh M. Beschloss	$4,105
T. Robert Burke	$2,463
David A. Cole	$3,075
Lydia H. Kennard	$2,463
J. Michael Losh	$2,463
Frederick W. Reid	$4,105
Jeffrey L. Skelton	$2,463
Thomas W. Tusher	$3,268
Carl B. Webb	$1,000

The spouses of certain of the directors accompanied such directors to certain business functions and events during the year; however, travel expenses for the spouses were not paid by the company except for miscellaneous incidental expenses. We believe the incremental cost to the company for the costs of such incidental travel and entertainment expenses were less than $10,000 per each director; therefore, such amounts are not reflected in this column.

Director Compensation Philosophy

The Board’s overall compensation philosophy in connection with our non-employee directors is to provide a mix of cash and equity-based compensation with a total compensation level targeted at the 50th percentile of general industry companies with market capitalization similar to AMB’s, but within the constraints of the 90th percentile of our peer companies relative to directors at real estate investment trust, or REIT, peers based on an analysis performed by our compensation consultant, Towers Perrin. Officers who may also serve as a member of our Board of Directors are not paid any director’s fees nor granted equity as directors in addition to their regular employee compensation.

Meeting Fees and Cash Retainers for Non-Employee Directors

For fiscal year 2007, each non-employee director received each of the applicable retainers and fees set forth below for attending Board of Directors and committee meetings and/or serving as a committee chair or the lead director:

Fee per Board Meeting:	$2,000
Fee per Committee Meeting:	$1,500
Annual Retainer for Lead Director:	$8,000
Annual Retainer for Committee Chairs:
• Audit Committee	$12,000
• Compensation Committee	$8,000
• Nominating & Governance Committee	$8,000
• Executive Committee	$5,000

Each non-employee director is also reimbursed for reasonable expenses incurred to attend Board and committee meetings and educational or property tour programs.

Director Equity Compensation

Upon initial election to the Board, each non-employee director automatically receives an initial stock option grant under our Amended and Restated 2002 Stock Option and Incentive Plan, as amended, to purchase

20,000 shares of our common stock. This initial stock option grant fully vests on the date of the next annual meeting of stockholders and has a term of ten years within which it can be exercised.

In addition to the directors’ automatic initial stock option grants, we grant stock options and/or restricted common stock to our non-employee directors on a discretionary basis under our Amended and Restated 2002 Stock Option and Incentive Plan. Such stock option grants are granted at an exercise price equal to the fair market value of our common stock on the date of grant. The Board of Directors determines the amount of stock options and/or restricted stock to be granted to non-employee directors on an annual basis. In making this determination, the Board of Directors considers analyses of our compensation consultant to determine competitive director compensation practices of publicly traded real estate investment trusts and of publicly traded companies in general industry having total market capitalizations comparable to us. We expect that non-employee directors re-elected at each annual meeting of stockholders will be granted additional stock options and/or restricted stock by the Board of Directors.

During 2007, upon re-election, each non-employee director received a subsequent grant of restricted common stock, stock options or any combination of both, at their option, valued in the aggregate at $120,000 (so long as the restricted stock portion equaled at least 60% of the value of their election).

Vote Required

Under the majority vote standard for the election of directors, a majority of the votes cast at a meeting at which a quorum is present, either in person or by proxy, is required for the election of each director nominee (i.e., the number of shares voted “for” a director nominee must exceed the number of votes “against” that director nominee for such nominee to be elected). Under such standard, abstentions and broker “non-votes” are not counted for purposes of the election of directors and do not have any effect on the result of the vote for the election of directors. In the event that there are more nominees than director positions available, the plurality vote standard will apply and a proxy submitted and identifying a vote “against” or abstaining from voting in respect of a director nominee will be cast by the named proxies at the annual meeting as a vote “withheld.”

The Board recommends a vote FOR the election of each of the nine director nominees to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since May 8, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders.

Fees Paid to Our Independent Registered Public Accounting Firm

During 2006 and 2007, we retained PricewaterhouseCoopers LLP as our independent registered public accounting firm to provide services in the following categories and amounts:

	Fiscal 2006	Fiscal 2007

Audit Fees(1)	$1,746,602	$2,952,305
Audit-Related Fees(2)	404,500	508,500
Tax Fees(3)	1,746,334	3,203,655
All Other Fees(4)	0	2,000

Total Fees	$3,897,436	$6,666,460

(1)	Audit Fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and those of our subsidiaries, the reviews of our quarterly financial statements, the audit of our internal control over financial reporting and other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees include amounts billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit Fees.” These amounts primarily related to acquisition due diligence and consultations on financial accounting and reporting standards.

(3)	Tax Fees include amounts billed for professional services rendered in connection with tax compliance, tax advice and tax planning. These amounts primarily related to certain tax services, including tax advisory and consulting services and tax advice relating to development, acquisition and disposition activities.

(4)	All Other Fees include amounts related to technical research tools.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and is detailed as to the particular services or category of services. The Audit Committee has delegated pre-approval authority to its chair for instances when approval outside of the scope of services previously approved is necessary prior to an Audit Committee meeting. Our independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval authority, and the fees for the services performed to such date. In the years ended December 31, 2007 and 2006, the Audit Committee or its chair approved all of the fees paid to the independent registered public accounting firm under the categories Audit, Audit-Related, Tax and All Other Fees described above prior to the rendering of such services.

The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence, and determined it was so.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker “non-votes” are not counted for purposes of the ratification of the selection of the independent registered public accounting firm and do not have an effect on the result of the vote for this proposal.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following is a biographical summary of the experience of our executive officers as of March 6, 2008:

Hamid R. Moghadam

Age:	51

Position(s):	Mr. Moghadam has served as our Chief Executive Officer since November 1997, our president under our bylaws and Maryland corporate law since February 2007 and as Chairman of the Board since January 2000.

Biographical information:	Biographical information regarding Mr. Moghadam is set forth under “Proposal 1: Election of Directors — Nominees For Director.”

Thomas S. Olinger

Age:	41

Position(s):	Chief Financial Officer

Biographical information:	Mr. Olinger joined us on February 23, 2007 and became our Chief Financial Officer on March 1, 2007. From 2002 until February 2007, Mr. Olinger was the vice president and corporate controller of Oracle Corporation, a software and technology company, where he was responsible for global corporate accounting, external reporting, technical accounting, global revenue recognition, Sarbanes-Oxley compliance and finance merger and acquisition integration, among other duties. At Oracle, Mr. Olinger also oversaw global controllership operations in Dublin, Ireland, Bangalore, India, Sydney, Australia and Rocklin, California. Prior to his employment with Oracle, Mr. Olinger was an accountant and partner at Arthur Andersen LLP. At Arthur Andersen, Mr. Olinger served as the lead audit partner on our account from 1999 to 2002. He also worked with a number of other real estate investment trusts in Arthur Andersen’s real estate practice group and technology companies in Arthur Andersen’s software practice group. Mr. Olinger graduated in 1988 from Indiana University with a B.S. degree in finance with distinction.

Guy F. Jaquier

Age:	49

Position(s):	President, Europe & Asia

Biographical information:	Mr. Jaquier joined us in June 2000 and served as our Executive Vice President, Chief Investment Officer from June 2000 to December 31, 2005. He served as Vice Chairman of AMB Capital Partners, LLC, one of our subsidiaries from January 2001 to December 2005, and currently serves as an officer or director of a number of our other subsidiaries, including AMB Mexico Holdings, LLC. He also serves on the board of directors of Grupo Acción, S.A. de C.V., a leading real estate development firm in Mexico and an affiliate of ours, as well as the Runstad Center Advisory Board for the University of Washington real estate program. Mr. Jaquier has over 20 years of experience in real estate finance and investments. Between 1998 and June 2000, Mr. Jaquier served as Senior Investment Officer for real estate at the California Public Employees’ Retirement System, where his responsibilities included managing a $12 billion real estate portfolio. Prior to that, Mr. Jaquier spent 15 years at Lend Lease Real Estate Investments and its predecessor, Equitable Real Estate, where he held various transactions and management positions. He holds a B.S. in Building Construction Management from the University of Washington and an M.B.A. from the Harvard Graduate School of Business Administration.

Eugene F. Reilly

Age:	46

Position(s):	President, The Americas

Biographical information:	Mr. Reilly joined us in October 2003 and has over 24 years of experience in real estate development, acquisition, disposition, financing and leasing throughout the United States. Prior to joining us, Mr. Reilly served as Chief Investment Officer at Cabot Properties, Inc. Mr. Reilly was a founding partner of Cabot Properties, and his tenure there, including its predecessor companies, spanned from 1992 to 2003. From 1985 to 1992, Mr. Reilly served in a variety of capacities at National Development Corporation, ultimately serving as Senior Vice President. He serves on the board of directors of Grupo Acción, S.A. de C.V. Mr. Reilly holds an A.B. in Economics from Harvard College and is a member of the National Association of Industrial and Office Parks (NAIOP) where he has served on the National Industrial Education Committee and is a former member of the board of directors of the Massachusetts chapter.

John T. Roberts, Jr.

Age:	44

Position(s):	President, Private Capital; President of AMB Capital Partners, LLC

Biographical information:	Mr. Roberts has over 20 years of experience in real estate finance and investment. Mr. Roberts joined us in 1997 and has served in a variety of officer positions in our Capital Markets department and our Private Capital group. Prior to joining us, Mr. Roberts spent six years at Ameritech Pension Trust, where he held the position of Director, Real Estate Investments. His responsibilities included managing a $1.6 billion real estate portfolio and developing and implementing the trust’s real estate program. Prior to that, he worked for Richard Ellis, Inc. and has experience in leasing and sales. Mr. Roberts received a bachelor’s degree from Tulane University in New Orleans and an M.B.A. degree in finance and accounting from the Graduate School of Business at the University of Chicago.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Overview

Our compensation program is founded on the strong principle of pay-for-performance that is tied to stockholder value creation. The objectives of our compensation program are to:

(1) reward and provide incentives for superior corporate, divisional group and individual performance;

(2) attract the best talent available in the marketplace; and

(3) motivate and retain high performing employees.

Accordingly, annual compensation for most employees is comprised of a combination of salary and variable bonus and incentive pay.

Generally, compensation for our employees includes an annual salary and the opportunity to earn an annual bonus, which is targeted as a percentage of annual salary. The target bonus is earned only when performance meets predetermined corporate, group and individual goals and objectives. Therefore, a portion of each employee’s compensation is “at risk” and earned only when performance meets or exceeds such goals and objectives.

In addition, certain employees who are outstanding performers are eligible to participate in the long-term incentive program in which such employees can earn grants of stock options and/or restricted stock. Such equity grants align our employees’ financial interests with that of our stockholders and encourage retention because (1) stock options have value to our employees only to the extent our stock price increases and (2) such equity incentive awards generally vest over a period of 3 to 5 years. Thus, employees must generally remain with the company in order to receive the full benefit of such awards.

As an employee becomes more senior and his/her responsibilities grow broader in scope, an increasingly greater portion of his/her total annual compensation consists of variable bonus and incentive pay and a larger portion of his/her annual compensation is delivered in the form of equity to align his/her interests with that of our stockholders. Therefore, the portion of compensation that is “at risk” increases as the role of an employee expands.

We award an employee with incentive pay after the end of our fiscal year based on the prior year’s performance. In determining the amount of incentive pay awarded to our employees, the Compensation Committee reviews, for the prior year, (1) corporate performance and (2) group and individual performance.

Corporate performance is determined based on certain pre-established performance objectives. Specifically, corporate performance objectives used in evaluating annual bonus payments are set forth in the annual business plan approved by the Board of Directors each December preceding the annual bonus plan year. Generally, the company’s business plan details the key performance measures and outlines the financial, capital deployment and operational goals, as well as, strategic initiatives for the year. The business plan sets forth goals and objectives that measure company performance. After the Board approves the business plan, the Compensation Committee approves the key performance measures for the annual bonus program utilizing the Board-approved corporate performance objectives. In contrast, corporate performance objectives used in evaluating long-term equity incentive payments for our executives are based on our total stockholder return relative to our peers over a three-year period. More detail on the specific corporate performance objectives used in determining 2007 annual bonus and long-term incentive payments follows in the “Executive Compensation Program — Annual Bonus Program” and “— Long-Term Equity Incentive Program” sections below.

Group and individual performance is measured on the basis of quantitative and qualitative performance objectives that gauge a group’s and individual’s contribution to our success. Once the business plan is approved by the Board, group performance goals are allocated to each executive by the Chairman and CEO. The business plan is distributed to group heads and managers who in turn use the plan to develop individual goals and objectives for the employees in their groups. We strongly believe that by providing a pay-for-performance compensation program, we will establish and maintain a performance and achievement-oriented environment throughout the organization and will attract and retain exceptional talent.

The following provides a more detailed analysis of the reasoning utilized in our decision-making on executive compensation-related matters.

Executive Compensation Program

Consistent with our compensation philosophy and program for all employees, our executive compensation program offers three main elements of compensation:

•	Base salary,

•	Annual bonus, and

•	Long-term equity incentive awards.

In determining base salary amounts and annual bonus and long-term equity incentive award range and targets for our executives, the Compensation Committee uses the following tools, from time to time, to assist in its determinations:

•	Compensation tally sheets, and

•	Benchmarking data.

Tally Sheets.  Management prepares tally sheets for each executive detailing compensation components for Compensation Committee review when setting and/or awarding compensation. The information contained on the tally sheets for each executive includes the prior year’s base salary, actual and target bonus, and actual and target long-term equity incentive award amounts. In addition, a comparison is made between the prior year’s total remuneration and target remuneration for the current compensation year. The target compensation for a current compensation year is based on benchmarking.

Benchmarking.  The current executive compensation program targets cash compensation (salary and annual bonus) at the 50th percentile of compensation for executive officers in our peer group (plus a 10% geographical adjustment) and total remuneration (salary, annual bonus and longer term equity incentives) between the 50th and 60th percentile of compensation for executive officers in our peer group. Our peer group is established by the Compensation Committee and currently consists of companies that comprise the Cohen & Steers Realty Majors, which we currently believe is the most appropriate peer group because it consists of major real estate companies. Generally, in determining each component of target compensation, we benchmark our top executives with the named executive officers of our peer group companies. With respect to our long-term equity incentive program, we use the methodology described below in the respective long-term equity incentive section.

In 2007, the Compensation Committee reviewed an analysis comparing the company’s total remuneration paid to our executives over the last three years to our peer group’s total remuneration paid to their executives over the last three years against each company’s corresponding three-year total stockholder return to gauge pay versus performance levels to confirm consistency of our executive compensation program with our pay-for-performance philosophy. For 2006 compensation paid in 2006 and 2007, this analysis indicated that the company’s executive compensation matched our goal of paying at or near the median level relative to our peers.

Role of Compensation Consultant.  The Compensation Committee has retained Towers Perrin as its independent compensation consultant to assist with the formulation and administration of the executive compensation program at the company. Towers Perrin does not provide any other services to the company. On an annual basis, Towers Perrin reviews the executive compensation program with the Compensation Committee and assesses the competitiveness of compensation levels for the executive officers to ensure that the compensation is aligned with AMB’s executive compensation philosophy. Towers Perrin provides the Compensation Committee with a compensation analysis of our peer group using information found in current proxy data and values each component of compensation awarded including base salary, bonus, equity awards and perquisites. Towers Perrin also shares with the Compensation Committee its observations on competitive market trends. The Compensation Committee considers this analysis along with company business strategies, objectives and financial condition when setting annual compensation values for each component of total remuneration for the executives.

Other compensation components.  We also offer a limited amount of perquisite benefits described in more detail below, as well as the opportunity to participate in health, welfare and benefit programs generally available to our employees. In addition, along with our other U.S.-based officers, we offer executives the opportunity to participate in our nonqualified deferred compensation program as discussed further below in this proxy statement. We also provide certain benefits upon termination of an executive’s employment in the event of death, disability or change in control of the company under change in control and non-competition agreements, which is discussed more fully under “Executive Compensation — Change in Control and Noncompetition Agreements” below.

Base Salary

Base salary is intended to be competitive in the market for the scope and responsibilities of the job performed and are targeted at the median level of compensation in the market for similar positions. The base salaries for our executive officers are reviewed annually by the Compensation Committee and adjustments may be made based on the executive’s experience, responsibilities, individual performance and company affordability.

In comparison with total compensation for our non-executive officers and other employees, we set base salaries for our executives to comprise a smaller portion of our executives’ total compensation. In 2007, the base salary of our executives as a percentage of total target compensation (including base salary, target annual bonus and target long-term incentive amount) ranged from 16.1% to 24.7% of total target compensation.

Annual Bonus Program

Our annual bonus program is a formal, organization-wide incentive program that is intended to encourage teamwork and innovation, focus attention on specific business objectives and award the achievement of these objectives. It is intended to provide incentives to create value for our stockholders and to establish and maintain a performance and achievement-oriented environment throughout the organization. Each executive has an equal opportunity to earn higher bonuses for stellar performance, and conversely, are penalized for below target performance.

Executives are eligible to receive an annual bonus calculated as a percentage of their base salary. Annual bonuses provide executives with the opportunity to earn cash compensation in excess of their annual target compensation level, but only in the event that corporate, group and/or individual goals have been exceeded.

Conversely, if corporate, group and/or individual performance do not meet the pre-established objectives, annual bonuses will be reduced below the target level. In determining an annual bonus in such a case, the Compensation Committee looks at whether corporate goals were met, whether the group or individual performance goals were met, and for any goals not met, the discrepancy between the actual performance achievement and the goal.

The annual bonuses for executives are weighted between corporate and group/individual performance objectives. The following table provides the target bonus percentages and weightings for executive management for fiscal year 2007:

Weighting
	Corporate v. Group/	Bonus as a % of
	Individual	Base Salary
Position	Performance	(Minimum-Target-Maximum)

Chairman and CEO	80% v. 20%	0% - 150% - 300%
President, Europe & Asia	60% v. 40%	0% - 125% - 250%
President, The Americas	60% v. 40%	0% - 125% - 250%
President, Capital Partners	60% v. 40%	0% - 125% - 250%
CFO	50% v. 50%	0% - 100% - 200%

We set performance targets based on historical results, market expectations and peer performance. In establishing the targets for measuring performance the Compensation Committee assesses the difficulty of achieving each target. The Compensation Committee attempts to ensure that the targets are motivational and that they inspire the participants to exceed their goals. Over the last five years, the company has performed below target in two years and exceeded target in three years.

The Compensation Committee approved the measurement of the company’s performance on the following five key performance measures and targets derived from our 2007 business plan. For 2007, the performance measurements included:

Performance Measure	Weighting	Objective	Actual

FFO per share(1)	50.0%	$3.40 per share	$3.51 per share
Operations	12.5%
• Core GAAP NOI(2)		$619 million	$635 million
Capital Deployment	12.5%	$1.95 billion	$2.1 billion
Development Gains	12.5%	$150 million	$165 million
Private Capital	12.5%	Completion of Europe Fund	Completed

(1)	We assigned significantly more weight to the FFO (or funds from operations) performance measure relative to the other performance measures as we believe FFO provides the best assessment of our operating performance for the company as a whole. FFO is a non-GAAP financial measure created by the National Association of Real Estate Investment Trusts as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income as defined by GAAP.

Our FFO results are set forth on page 36 of our annual report on Form 10-K for the fiscal year ended December 31, 2007, Item 6, “Selected Company Financial and Other Data,” and our definition of FFO and the calculation of FFO reconciled from net income are set forth beginning on page 66, “Supplemental Earnings Measures” of our annual report on Form 10-K for the fiscal year ended December 31, 2007.

(2)	Core properties include all properties that were owned or managed, including development properties, as of January 1, 2007. The core pool is set annually and excludes properties purchased and developments started after December 31, 2006.

At the end of the fiscal year, our Chairman and CEO assessed our achievement of the 2007 business plan and key performance measures and recommended a corporate rating to the Compensation Committee for approval. Because we met or exceeded each of our corporate performance objectives and key performance measures for 2007, the Compensation Committee approved a corporate rating above target. Once approved by the Compensation Committee, the corporate performance rating determines the company’s bonus pool and that rating is used to calculate the corporate performance portion of the executives’ bonus payment.

The Chairman and CEO assesses the performance of each group against the goals and objectives in the 2007 business plan and awards a rating to each group. The group rating sets the bonus pool for that group. Historically, the group and individual portion of executive bonuses have generally reflected a level at or below that of their group’s rating.

The Compensation Committee evaluates the individual performance of the Chairman and CEO and determines his aggregate annual bonus. The Chairman and CEO does not participate in or influence the decisions of the Compensation Committee with respect to his annual bonus. Based on recommendations by the Chairman and CEO, the Compensation Committee determines the annual bonus of the other executive officers. At the direction of the Compensation Committee, Towers Perrin reviews the bonus calculations for the executive officers and confirms that the bonuses have been calculated in accordance with the terms and conditions of the annual bonus program and to ensure compliance with the goals and objectives of the executive compensation program.

Our executives may choose to receive all or a portion of their annual bonuses in cash, shares of restricted stock (valued at 125% of the cash bonus, with three-year vesting), stock options (valued at 150% of the cash bonus, with three-year vesting on the portion attributable to the value above 100% of the cash bonus and immediate vesting on the portion attributable to the 100% value of the cash bonus), or any combination of the foregoing, subject to certain limits on the aggregate number of options elected. In 2007, we set the limit so that no more than a total of 800,000 shares can be distributed under this program and no individual may receive more than 400,000 shares. While this program may result in additional compensation for our executives, it gives our executives an opportunity to increase their ownership in the company by exchanging their cash compensation into equity. This feature is designed to further align the interests of our executives with the interests of our stockholders and to increase the retention of our executives through vesting periods of three years.

Long-Term Equity Incentive Program

The long-term equity incentive program is intended to provide our executives with incentives to maximize our long-term performance and to promote the interests of our stockholders by providing the opportunity for our executives to receive, in addition to annual bonuses, grants of stock options, restricted stock or other equity-based awards upon approval of the Compensation Committee. Consequently, long-term equity comprises a significant portion of total compensation for our executives.

In determining whether to award executive officers any long-term equity incentive grants for the prior year’s performance, the Compensation Committee reviews and analyzes the company’s three-year total stockholder return (TSR) relative to a peer group comprised 60% of the Cohen & Steers Realty Majors and 40% of our four other industrial real estate peers.

The Compensation Committee has set the following measures to determine the value of the awards:

Performance Measure	Weighting

Exceed Target	Greater than 200 bps above the weighted three-year average TSR of the combined peer group
Target	Within 200 bps of the weighted three-year average TSR of the combined peer group
Below Target	Greater than 200 bps below the weighted three-year average TSR of the combined peer group

2007 Achievement.  For the three-year period ending December 31, 2007, our total stockholder return of 16.69% exceeded the peer group weighted average of 10.78% by 591 basis points.

In addition, the Compensation Committee considers each executive’s individual performance and may in its discretion modify by reducing or increasing the final awards based on his/her group and individual performance.

The Compensation Committee evaluates the individual performance of the Chairman and CEO and determines his long-term equity award. The Chairman and CEO does not participate in or influence the decisions of the Compensation Committee with respect to the Chairman and CEO’s long-term equity award. Based on recommendations by the Chairman and CEO, the Compensation Committee determines the value of the long-term equity award of the other executive officers. At the direction of the Compensation Committee, Towers Perrin reviews the value of the long-term equity awards for the Chairman and CEO and other executive officers to ensure compliance with the goals and objectives of the executive compensation program. Members of executive management receiving a long-term equity incentive award may choose to receive stock options, restricted stock or a combination of both with the restriction that no more than 40% of the award is in the form of stock options.

All shares of restricted stock granted with respect to the long-term equity incentive program generally vest over a period of four or five years, at a rate of one-fourth or one-fifth of such grant, respectively on January 1st or February 1st of each year, thereby encouraging the retention of our executives. Stock options awarded under the long-term equity incentive program are granted with an exercise price set at the fair market value of our common stock on the date of the grant and generally vest over a period of three years, at a rate of one-third of such grant, on January 1st or February 1st and each option has a term of ten years, thereby encouraging the retention of our executives. Stock option grants will only be of value to our executives if our stock price increases over time. The Compensation Committee uses the Black-Scholes model to calculate the number of underlying shares of stock in a stock option grant that an individual would receive under either the annual bonus and/or long-term equity incentive program.

2007 Chairman and Chief Executive Officer and Other Named Executive Officers’ Compensation

The Chairman and CEO and the other named executive officers’ compensation for 2007 were determined using the framework discussed under “Compensation Philosophy and Overview” and “Executive Compensation Program” above. Specifically, to determine the executives’ annual bonuses, the Compensation Committee evaluated their performance measured against our 2007 business plan, their achievement of individual pre-established goals and relative pay versus that of our competitors’ similarly held positions.

Specifically, the Compensation Committee considered the following achievements for the year for each executive:

•	Hamid Moghadam, Chairman and CEO: Led the team that produced FFO per share results of $3.51, an increase of 12.5% over 2006; achieved record deployment of $2.1 billion, up from $1.7 billion in 2006; ended the year at 96% occupancy and same store growth of 5.5%; achieved 40% margin on approximately $730 million of development sales and contributions; continued our global expansion and development of our global talent.

•	Thomas S. Olinger, Chief Financial Officer: Joined AMB in February 2008 and was instrumental in conducting our 2nd public offering raising $472 million; performed a key role in analyzing several strategic transactions and helped to build our strong balance sheet.

•	Guy F. Jaquier, President, Europe and Asia: Achieved $420 million in acquisitions, $520 million in development starts and average occupancy of 97.6% in Europe and 95.0% in Japan; entered new markets including the United Kingdom and Korea and opened and staffed new offices in Frankfurt, Germany, Seoul, South Korea and Delhi and Chennai, India.

•	Eugene F. Reilly, President, The Americas: Achieved $620 million in acquisitions, $560 million in development starts and average occupancy of 95.6% in the Americas; successfully launched our value-added conversion business and continued to internalize and streamline organization structure to gain efficiencies.

•	John T. Roberts, President, Capital Partners: Successfully launched our Europe Fund; raised over $600 million in private equity; including $386 million for the Europe Fund and built an investor queue for our other funds.

Based upon such results, annual cash incentive awards to Messrs. Moghadam, Olinger, Jaquier, Reilly and Roberts were awarded at above-target levels, pursuant to achievement of individual, group and corporate performance objectives for 2007 as described above. In addition, these executives were granted long-term incentive awards to reflect our performance measured with that of our peer group with respect to total stockholder return and to reflect the executive’s individual performance.

The Summary Compensation Table on page 33 details total annual compensation as required by applicable securities rules and regulations. The total compensation discussed in this Compensation Discussion and Analysis differs from that disclosed in the Summary Compensation Table because we include, for 2007 performance, the value of (i) the bonus amount awarded to the Named Executive Officers and exchanged into equity as part of our annual bonus exchange program and (ii) long-term equity incentive awards, and we exclude the value of equity awards accrued toward vesting and expensed in 2007 under FAS 123R that were awarded in prior years.

The following provides a more detailed description for the annual bonus and long-term incentive equity awards and other compensation awarded to our Named Executive Officers for performance in 2007.

2007 Annual Salary, Bonus and Incentive Compensation

	Annual		Long-Term Equity
Executive	Base Pay	Annual Bonus(7)	Incentive Value(7)	Total

Hamid R. Moghadam, Chairman and Chief Executive Officer(1)	$640,500	After Bonus Exchange: $2,050,000 Actual: $1,640,000	$2,935,000	$5,625,500
Thomas S. Olinger, Chief Financial Officer(2)	$289,947	After Bonus Exchange: $500,000 Actual: $460,000	$756,667	$1,546,614
Michael A. Coke, Former Executive Vice President and Chief Financial Officer(3)	$126,611	—	—	$126,611
Guy F. Jaquier, President, Europe and Asia(4)	$400,250	After Bonus Exchange: $913,750 Actual: $860,000	$1,747,500	$3,061,500
Eugene F. Reilly, President, The Americas(5)	$400,250	After Bonus Exchange: $860,000 Actual: $860,000	$1,747,000	$3,007,250
John T. Roberts, President, Capital Partners(6)	$400,250	After Bonus Exchange: $715,300 Actual: $715,300	$1,392,200	$2,507,750

(1)	Mr. Moghadam elected to receive his annual bonus entirely in restricted stock and was awarded 42,042 shares of restricted stock which included a 25% exchange premium equal to 8,406 shares, which vests over 3 years. Mr. Moghadam elected to receive his long-term incentive award entirely in restricted stock and was awarded 60,192 shares of restricted stock, which vest over 4 years.

(2)	Mr. Olinger’s annual base pay, bonus and long-term equity incentive award reflect a prorated amount based on his employment start date of February 23, 2007. Mr. Olinger elected to exchange the amount over $300,000 of his annual bonus award into restricted stock and was awarded 4,101 shares of restricted stock which included a 25% exchange premium equal to 820 shares, which vests over 3 years. He elected to receive his long-term incentive award 75% in restricted stock and was awarded 11,638 shares of restricted stock, which vests over 4 years, and the remainder in stock options and was awarded 20,925 stock options, which vest over 3 years.

(3)	Mr. Coke’s employment terminated on May 1, 2007. In accordance with Mr. Coke’s Separation and Release Agreement filed on November 20, 2006 he received a cash payment equivalent to 100% of a prorated 2007 bonus and 100% of a prorated 2007 long-term incentive award as disclosed in the Other Compensation column of the 2007 Total Compensation for Named Executive Officers table below.

(4)	Mr. Jaquier elected to exchange 25% of his annual bonus award into restricted stock and was awarded 5,511 shares of restricted stock which included a 25% exchange premium equal to 1,102 shares, which vest over 3 years. He elected to receive his long-term incentive award 80% in restricted stock and was awarded 28,671 shares of restricted stock, which vest over 4 years, and the remainder in stock options and was awarded 38,661 stock options, which vest over 3 years.

(5)	Mr. Reilly elected to receive his long-term incentive award entirely in restricted stock and was awarded 35,838 shares of restricted stock, which vest over 4 years.

(6)	Mr. Roberts elected to receive his long-term incentive award entirely in restricted stock and was awarded 28,552 shares of restricted stock, which vest over 4 years.

(7)	The amounts included for the bonus exchange value listed above for participating officers are based on the closing sales price of our common stock on February 21, 2008, $48.76 per share, the date the bonuses and shares were awarded.

The number of options granted with respect to bonus exchange and long-term incentive awards to Messrs. Jaquier and Olinger was based on the Black-Scholes value of $9.04 per share on February 21, 2008. We utilized the following assumptions to determine this Black-Scholes valuation:

•	Market price on date of grant;

•	Exercise price — same as market price on date of grant;

•	Assume average outstanding term of five years

(While stock options have a term of ten years, we assume a shorter term to reflect the historical forecasted average length of time that our executive officers hold the options until exercise);

•	Risk-free rate, five-year US Treasury;

•	Volatility — five-year historical volatility; and

•	Dividend rate — annual dividend of $2.00.

The Company cautions that the actual amount ultimately realized by a Named Executive Officer from the disclosed equity awards under both the bonus exchange and long-term equity incentive award columns may vary based on various factors, including stock price fluctuations, differences from the valuation assumptions used, the timing of exercise or applicable vesting and our operating performance.

2007 Perquisites and Other Compensation

Each executive officer is provided company-paid parking. Executive officers also are eligible to receive financial planning assistance. Each executive is required to pay 30% of the financial planning fee. AMB’s health care, insurance and other welfare programs are the same for all eligible employees. AMB has no outstanding loans to its executive officers, and since our initial public offering in 1997, has not made any loans to its executive officers. In addition, we will continue to comply with federal laws enacted in 2002 which prohibit the company from making any new loans to its executive officers.

The table below provides a more detailed description of the value of each perquisite or other compensation component earned by each executive.

			Other Compensation
			Dividends on			Tax Gross
	Perquisites		Unvested	401(k)		up on
	Financial		Restricted	Company	Life	Financial
Executive	Planning	Parking	Stock	Match	Insurance	Planning	Total

Hamid R. Moghadam	$36,050	$7,800	$327,808	$0	$576	$20,059	$392,293
Thomas S. Olinger	$7,025	$3,600	$15,000	$5,308	$480	$3,909	$35,322
Michael A. Coke	$8,000	$0	$36,454	$6,750	$192	$4,451	$55,847
Guy A. Jaquier	$8,000	$4,800	$93,030	$6,750	$576	$4,451	$117,607
Eugene F. Reilly	$8,000	$5,420	$71,822	$6,750	$576	$3,722	$96,290
John T. Roberts	$8,000	$4,800	$110,744	$6,750	$576	$4,451	$135,321

2007 Total Compensation for Named Executive Officers

	Salary and
	Incentive		Other
Executive	Compensation	Perquisites	Compensation	Grand Total

Hamid R. Moghadam	$5,625,500	$43,850	$348,443	$6,017,793
Thomas S. Olinger	$1,546,614	$10,625	$24,697	$1,581,936
Michael A. Coke(1)	$126,611	$8,000	$415,819	$550,430
Guy A. Jaquier	$3,061,500	$12,800	$104,807	$3,179,107
Eugene F. Reilly	$3,007,750	$13,420	$82,870	$3,104,040
John T. Roberts	$2,507,750	$12,800	$122,521	$2,643,071

(1)	Mr. Coke’s reported salary, perquisite and other compensation information reflects amounts paid to Mr. Coke through his employment with us until May 1, 2007, but does not include the value of his accelerated restricted stock and option awards. As discussed in the Summary Compensation Table, Mr. Coke’s other compensation awarded includes the value of a prorated 2007 bonus and long-term incentive award which were paid in cash in accordance with his separation and release agreement with us.

The company does not provide to any of its employees including the Chairman and CEO and other members of executive management with any of the following: severance plans other than the change in control and non-competition agreements described in this proxy statement, or supplemental retirement benefits other than our non-qualified deferred compensation plans.

Impact of Accounting and Tax Treatment

In designing our executive compensation program, we consider the tax treatment of compensation paid to our executive officers, including bonuses and long-term equity incentive awards, while also seeking to appropriately reward our executives for their performance. Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the chief executive officer and any of the three most highly compensated executive officers, other than the Chief Financial Officer, employed by publicly held corporations at fiscal year-end to $1.0 million per year, subject to certain performance, disclosure and stockholder requirements. Grants of stock options and restricted stock under the Amended and Restated 2002 Stock Option and Incentive Plan, as amended, are intended to qualify as performance based compensation, which is not subject to the Section 162(m) deduction limitation. The Compensation Committee presently intends that, so long as it is consistent with our overall compensation objectives and, to the extent reasonable, all executive compensation will be deductible for federal income tax purposes and, for the year ended December 31, 2007, there were no exceptions. The Compensation Committee, however, may design programs that recognize a full range of performance criteria important to our success, even where compensation payable under such programs may not be deductible. Because we intend to qualify as a REIT under the Internal Revenue Code, we generally distribute at least 100% of our net taxable income each year and therefore do not pay U.S. federal income tax. As a result, and based on the level of cash compensation paid to our executive officers, the possible loss of a federal tax deduction would not be expected to have a material impact on us.

In addition, we have also structured our executive compensation program with the intention that it comply with Section 409A of the Code which may impose additional taxes on our executive officers for certain compensatory arrangements that provide for the payment of deferred compensation which is not in compliance with Section 409A.

Accounting considerations also play a role in the design of our executive compensation program, in particular, Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, or FAS 123R. Currently, we expense our base salary cash compensation in the year it is earned or paid. We also expense our annual bonus cash compensation in the year it is earned. In accordance with FAS 123R, we generally expense our stock option and restricted stock grants awarded as part of our annual bonus exchange program and long-term equity incentive program over the vesting period of such grants.

Stock Option Grant Timing Practices

We award grants of stock options or restricted stock to certain employees to recognize the following circumstances: when such employees begin employment; when an employee is promoted to vice president; when an officer exchanges their cash annual bonus in equity and as an award under the long-term equity incentive program. We do not have a program, plan or practice to time option grants to our executives in coordination with the release of material non-public information.

All stock option awards have an exercise price equal to the closing sales price of such stock on the date of grant. New executive grants are approved by the Compensation Committee and made on the first day of employment. Generally, any new employee grants are granted on a predetermined date on or after they begin employment with the company. In order to facilitate the day-to-day management and administration of the plan with respect to such new employee grants, the Compensation Committee also typically authorizes and approves a general grant or award of up to an annual aggregate of 250,000 shares of common stock which may be either incentive stock options, non-qualified stock options or shares of restricted stock to be made available to new employees or officers (excluding Section 16 officers) of the company or its affiliates, and with the identity of the recipients and the number of shares covered by the award to be subsequently determined by our Chairman and Chief Executive Officer (or his two designees), provided that no one individual can receive more than 50,000 shares or options to purchase shares of common stock, and subject to certain other restrictions.

Prior to calendar year end, as part of our annual bonus exchange program, our executives and other U.S.-based officers elect whether to receive a portion of their current year bonus in stock option grants or restricted stock grants to be awarded in February or March of the following year. Stock options awarded as a result of the executives or officers participation in the annual bonus exchange program or under the long-term equity incentive program are approved and granted by the Compensation Committee on the day the Compensation Committee meets, and thus the exercise price is the closing sales price of our common stock on that day. Annual long-term equity grants are also awarded to U.S.-based non-officer employees at the same meeting. These stock option grant timing practices are applied consistently to executive officers and our other employees. Our fiscal year earnings results are generally announced at the end of January, and we do not time the February or March meeting to coincide with the announcement of any other material non-public information.

Stock Ownership Guidelines

Because the Board of Directors of the company believes strongly in linking the interests of our non-employee directors, senior officers and stockholders, the Board has established stock ownership guidelines for our non-employee directors and senior officers. The ownership guidelines specify a number of shares and/or partnership units that AMB’s non-employee directors and U.S.-based senior officers (Senior Vice Presidents and above) must accumulate and hold, which may include the value attributed to unvested shares of restricted stock. Non-employee directors are expected to own or acquire, by the later of September 2007 or three years of first becoming a director, shares having a market value of at least $100,000. Senior officers are expected to own or acquire a certain amount of shares or units by the later of September 2009 or five years after the officer’s appointment to a senior position. The specific share and unit requirements for senior officers are based on the equity market value of a multiple of annual base salary compensation, with the higher multiples applying to executive officers having the highest levels of responsibility. Our Chairman and CEO is expected to hold shares and/or units worth at least five times his base salary; other executive officers are expected to hold shares and/or units worth at least three times their base salary; and our senior vice presidents are expected to hold shares and/or units worth at least one time their base salary. Compliance with the guidelines is monitored by our human resources department.

Summary

We believe the compensation programs for our executive officers are reasonable and are competitive with compensation programs provided to similarly situated officers at our peer companies. We believe the annual incentive payments made to the executive officers named in the Summary Compensation Table in respect of the year 2007 are appropriate and commensurate with our 2007 financial and strategic performance and their individual achievements during the year. We believe the long-term incentive opportunities provided to our executive officers, in the form of stock options and restricted stock, are also appropriate and are awarded in a manner consistent with our philosophy of basing a substantial component of total executive compensation on the total returns realized by our stockholders.

EXECUTIVE COMPENSATION

The following table sets forth, for the year ended December 31, 2007, the annual base salary rates and other compensation earned by or expensed with respect to our Chief Executive Officer and Chief Financial Officer during fiscal year 2007, our next three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of 2007, and our former Chief Financial Officer who retired from employment with us in May 2007 (collectively, the “Named Executive Officers”).

Summary Compensation Table

										All Other
		Salary		Bonus		Stock Awards		Option Awards		Compensation		Total
Name and Principal Position	Year	($)		($)(1)		($)(2)(3)(4)(5)		($)(2)(6)(7)		($)(4)		($)

Hamid R. Moghadam	2007	640,500		1,640,000	(8)	2,839,234	(8)	215,442	(8)	392,293	(9)	5,727,469
Chairman and Chief	2006	627,500		1,550,391	(8)	2,082,110	(8)	480,866	(8)	333,301	(9)	5,074,168
Executive Officer
Thomas S. Olinger	2007	289,947	(10)	460,000	(10)	97,543	(10)	0		35,322	(9)	882,812
Chief Financial Officer	2006	—		—		—		—		—		—
Michael A. Coke	2007	126,611	(11)	0	(11)	425,821	(11)	63,465	(11)	423,819	(9)(11)	1,039,716
Former Executive Vice	2006	375,000		575,000	(11)	801,621	(11)	154,245	(11)	865,838	(9)(11)	2,771,704
President and Chief Financial Officer
Guy F. Jaquier	2007	400,250		860,000	(12)	717,073	(12)	270,788	(12)	117,607	(9)	2,365,718
President, Europe & Asia	2006	375,000		625,000	(12)	522,232	(12)	304,726	(12)	100,574	(9)	1,927,532
Eugene F. Reilly	2007	400,250		860,000	(13)	479,730	(13)	0	(13)	96,290	(9)	1,836,270
President, The Americas	2006	375,000		600,000	(13)	363,109	(13)	11,999	(13)	66,792	(9)	1,416,900
John T. Roberts, Jr.	2007	400,250		715,300	(14)	823,074	(14)	0	(14)	135,321	(9)	2,073,945
President, Private Capital	2006	375,000		575,000	(14)	867,217	(14)	0	(14)	134,492	(9)	1,951,709

(1)	The Compensation Committee of the Board of Directors determined the amount of any such bonus. The bonuses for 2006 were paid in 2007, and the bonuses for 2007 were paid in 2008. At the option of the Named Executive Officer, the officer may receive his bonus in any combination of cash, restricted shares of our common stock (valued at 125% of the cash bonus, with a three-year vesting period) or options to purchase shares of our common stock (valued at 150% of the cash bonus in 2007 and 2006 based on our Black-Scholes value, 150% of the cash bonus in 2005 and 2004 based on a standardized discounted binomial value and 135% of the cash bonus in 2003 based on our Black-Scholes value, with a three-year vesting period on options in excess of the 100% cash bonus value and immediate vesting of the remainder).

(2)	Measured as value of compensation expense recognized by the company for financial statement reporting purposes in fiscal years 2007 and 2006, computed pursuant to Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, or FAS 123R. This column includes a portion of the bonus amount disclosed in the “Bonus” column for prior years.

(3)	In accordance with FAS 123R, we value restricted stock using the closing sales price of our common stock on the date of grant and recognize this amount as an expense over the vesting period of the restricted stock. The compensation expense disclosed in the Summary Compensation Table for each of the Named Executive Officers aggregates tranches of restricted stock awarded in 2001 to 2007 for performance in 2000 to 2006, as well as new hire grants, which were accrued toward vesting or expensed in fiscal years 2006 and 2007. This column includes a portion of the bonus amount disclosed in the “Bonus” column for prior years.

(4)	Dividends will be paid on the restricted stock granted to our directors, executive officers and other employees. For fiscal year 2007, the dividend rate of $0.50 per share, and for fiscal year 2006, the dividend rate of $0.46 per share, were factored into our grant date fair value and were not preferential. All of our restricted stock grants vest annually in either three, four or five installments assuming continued employment.

During fiscal years 2007 and 2006, our Named Executive Officers earned dividends on their shares of unvested restricted stock, and held the number of shares of restricted stock as of December 31, 2007, as follows:

		Aggregate Dividends	Shares of Unvested
		Earned on	Restricted Stock
	Fiscal	Unvested Restricted	Held at December 31,
Executive	Year	Stock ($)	2007(#)

Hamid R. Moghadam	2007	327,808	170,201
	2006	257,439
Thomas S. Olinger	2007	15,000	10,000
	2006	—
Michael A. Coke	2007	36,454	0
	2006	80,097
Guy F. Jaquier	2007	93,030	48,443
	2006	74,833
Eugene F. Reilly	2007	71,822	37,988
	2006	54,456
John T. Roberts, Jr.	2007	110,744	54,324
	2006	108,751

(5)	Based on 2001-2007 performance, each of the Named Executive Officers received a grant of restricted shares of our common stock based on the fair market value of our common stock on that date as part of our annual bonus exchange program, long-term equity incentive award program and/or as a new hire grant. These grants of restricted shares vest annually over 3 to 5 years.

The aggregate number of restricted shares of common stock granted to each Named Executive Officer is as follows:

	Fiscal Year Earned:
Executive	2007		2006	2005	2004	2003		2002	2001

Hamid R. Moghadam	102,234		61,358	96,400	39,297	26,800		32,226	32,323
Thomas S. Olinger	25,739	*	—	—	—	—		—	—
Michael A. Coke	—		—	23,739	8,039	16,129		21,194	14,817
Guy F. Jaquier	34,182		17,235	22,190	12,658	10,209		12,168	6,665
Eugene F. Reilly	35,838		12,854	18,489	12,788	8,917	**	—	—
John T. Roberts, Jr.	28,552		11,841	32,257	19,839	19,497		15,712	17,244

Grant Date	2/21/08		2/15/07	2/6/06	2/7/05	1/27/04		2/13/03	2/26/02
FMV per share	$48.76		$64.18	$51.92	$38.56	$35.26		$27.12	$26.29

*	Includes 10,000 new hire restricted shares granted on start date with a FMV of $58.43 per share.

**	Includes 6,500 new hire restricted shares granted on start date with a FMV of $31.44 per share.

(6)	In accordance with FAS 123R, we value stock options using the Black-Scholes option-pricing model and recognize this value as an expense over the vesting period of the options. The compensation expense disclosed in the Summary Compensation Table for each of the Named Executive Officers aggregates tranches of options awarded in 2004 to 2007 for performance in 2003 to 2006, which accrued toward vesting in fiscal years 2006 and 2007. The Black-Scholes value of our stock option awards was as follows:

	Performance	Black-Scholes
Year of Award Granted	Year	Value per share

2007	2006	$11.90
2006	2005	$8.54
2005	2004	$4.48
2004	2003	$4.12

The fair value of option grant expense reported in the Summary Compensation Table was estimated using the Black-Scholes option pricing model with the following assumptions used for grants made in 2007, 2006, 2005, and 2004:

	Dividend	Expected	Risk-free
Grant Year	Yield	Volatility	Interest Rates	Expected Life

2007	3.1%	18.9%	4.7%	6 years
2006	3.5%	17.9%	4.6%	6 years
2005	4.5%	17.5%	3.8%	7 years
2004	4.8%	18.6%	3.6%	7 years

See Part IV, Item 15: Note 11 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the fiscal year ended December 31, 2007 and Part IV, Item 15: Note 12 of the “Notes to Consolidated Financial Statements” in our annual report filed on Form 10-K for the fiscal years ended December 31, 2006, 2005 and 2004 for more detailed information regarding these assumptions.

In calculating the number of our stock options that our executive officers received in our compensation program, the Compensation Committee used a value of, (i) for 2007 performance, $9.04 per share, (ii) for 2006 performance, $11.90 per share, (iii) for 2005 performance, $6.52 per share, and (iv) for 2004 performance, $4.12 per share. The values for 2005 and 2004 performance were determined by our independent compensation consultant, Towers Perrin, using a discounted binomial methodology, based on a standardized set of assumptions so that our compensation was comparable to, and remained competitive with, that of our peer companies. However, as detailed above, for purposes of determining the impact of stock option grants on our total compensation expense, we value the number of shares subject to the stock option grants using a Black-Scholes methodology based on company-specific assumptions. The Black-Scholes value of our stock options for 2005 awards was $8.54 per share, and for 2004 awards, was $4.48 per share. For 2007 and 2006 performance, we used the Black-Scholes value of our stock options, $9.04 and $11.90 per share, respectively, both to calculate the number of stock options granted to our executive officers for 2007 and 2006 awards and for purposes of expensing such stock option grants over their vesting periods. For stock option grants made to our Named Executive Officers for 2005 performance, the aggregate value of the options received using Towers Perrin’s discounted binomial methodology was $431,989, and the aggregate value of the options which we will expense over the vesting periods using our Black-Scholes methodology is $565,826. For stock option grants made to our Named Executive Officers for 2004 performance, the aggregate value of the options received using Towers Perrin’s discounted binomial methodology was $1,089,991, and the aggregate value of the options which we will expense over the vesting periods using our Black-Scholes methodology was $1,185,233.

(7)	Based on 2003 to 2007 performance, certain Named Executive Officers received options to purchase shares of our common stock on January 27, 2004, February 7, 2005, February 6, 2006, February 15, 2007 and February 21, 2008 either as part of our annual bonus exchange program or our long-term incentive award program. All long-term incentive award options become exercisable in three annual installments; a portion of bonus exchange options representing 100% of the base bonus amount vest immediately; and bonus exchange options representing 50% of base bonus amount vest in three annual installments. All such options have a term of not more than 10 years. All option exercise prices are equal to the fair market value of our common stock on the date of grant.

(8)	For performance in 2007, Mr. Moghadam was awarded a bonus of $1,640,000. In lieu of receiving his 2007 bonus in cash, Mr. Moghadam elected to receive a grant of 42,042 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Moghadam received a performance grant of 60,192 restricted shares of our common stock which vests over 4 years.

For performance in 2006, Mr. Moghadam was awarded a bonus of $1,550,391. In lieu of receiving his 2006 bonus in cash, Mr. Moghadam elected to receive a grant of 30,196 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Moghadam received a performance grant of 31,162 restricted shares of our common stock which vests over 5 years. Of these amounts, we expensed $923,457 in fiscal 2007.

For performance in 2005, Mr. Moghadam was awarded a bonus of $1,444,110. In lieu of receiving his 2005 bonus in cash, Mr. Moghadam elected to receive a grant of 34,767 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Moghadam received a performance grant of 61,633 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $1,177,307 in fiscal 2007 and $1,241,698 in fiscal 2006.

For performance in 2004, Mr. Moghadam was awarded a bonus of $506,648. In lieu of receiving his 2004 bonus in cash, Mr. Moghadam elected to receive a grant of 16,424 restricted shares of our common stock, which vested over 3 years. In addition, Mr. Moghadam received a performance grant of 22,873 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $378,816 in fiscal 2007 and $387,500 in fiscal 2006. In addition, Mr. Moghadam received an option to purchase up to 142,718 shares of our common stock, which vested over 3 years. Of this amount, we expensed $215,442 in fiscal 2007 and $213,125 in fiscal 2006.

For performance in 2003, Mr. Moghadam was awarded a bonus of $494,939. In lieu of receiving his 2003 bonus in cash, Mr. Moghadam elected to receive an option to purchase up to 120,131 shares of our common stock, which vested immediately, and an option to purchase 42,045 shares of common stock, which vested over 3 years. In addition, Mr. Moghadam received a performance option grant of 152,912, which vested over 3 years. Of these amounts, we expensed $267,741 in fiscal 2006. In addition, Mr. Moghadam received a performance grant of 26,800 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $185,426 in fiscal 2007 and $188,994 in fiscal 2006.

For performance in 2002, Mr. Moghadam received a grant of 32,212 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $174,228 in fiscal 2007 and $174,718 in fiscal 2006.

For performance in 2001, Mr. Moghadam received a grant of 15,063 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $79,201 in fiscal 2006.

For performance in 2000, Mr. Moghadam received a grant of 8,100 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $9,999 in fiscal 2006.

(9)	The Named Executive Officers received reimbursements during each fiscal year for parking, financial planning services, life insurance premiums and the payment of taxes with respect to financial planning services, which is reflected in this column, as follows:

		Financial
	Fiscal Year	Planning		Tax Gross-	Life Insurance	401(k)
Executive	Earned	Services ($)	Parking ($)	Up ($)	Premium ($)	Match ($)

Hamid R. Moghadam	2007	36,050	7,800	20,059	576	0
	2006	33,600	7,200	28,336	576	6,150
Thomas S. Olinger	2007	7,025	3,600	3,909	480	5,308
	2006	—	—	—	—	—
Michael A. Coke	2007	8,000	0	4,451	192	6,750
	2006	7,500	4,740	6,325	576	6,600
Guy F. Jaquier	2007	8,000	4,800	4,451	576	6,750
	2006	7,500	4,740	6,325	576	6,600
Eugene F. Reilly	2007	8,000	5,420	3,722	576	6,750
	2006	—	5,160	—	576	6,600
John T. Roberts, Jr.	2007	8,000	4,800	4,451	576	6,750
	2006	7,500	4,740	6,325	576	6,600

In addition, dividends paid on unvested restricted stock for each Named Executive Officer paid in 2007 and 2006 are reflected in this column. See footnote 4 above for details on individual amounts paid. The spouses of certain of the Named Executive Officers accompanied such executive officers to certain business functions and events during the year; however, travel expenses for the spouses were not paid by the company except for miscellaneous incidental expenses. We believe the incremental cost to the company for the costs of such incidental travel and entertainment expenses were less than $10,000 per each executive officer; therefore, such amounts are not reflected in this column.

(10)	For performance in 2007, Mr. Olinger was awarded a bonus of $460,000. In lieu of receiving his 2007 bonus in cash, Mr. Olinger elected to receive $300,000 in cash and a grant of 4,101 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Olinger received a performance grant of 11,638 restricted shares of our common stock which vests over 4 years, and a performance option to purchase up to 20,925 shares of our common stock, which vests over 3 years. Mr. Olinger commenced employment with us on February 23, 2007, and received a grant of 10,000 restricted shares of common stock, which vests over 5 years. Of this amount, we expensed $97,543 in fiscal 2007. Mr. Olinger’s 2007 salary, bonus and long-term incentive award were prorated based on his employment commencement date.

(11)	In connection with Mr. Coke’s separation and pursuant to the terms of Mr. Coke’s separation agreement with us, Mr. Coke was awarded a pro-rated 2007 bonus and long-term incentive award payment of $367,972 in cash on his termination date and was paid his regular salary through his termination date.

Pursuant to Mr. Coke’s separation agreement with us, on his termination date, a total of 15,316 shares of restricted common stock and 9,816 options to purchase shares of common stock vested. As a result of the accelerated vesting of such awards, we elected to accelerate the amortization of such awards from the remaining normal accrual and vesting periods of such awards so that amortization and expense would be fully accrued by June 30, 2007. Accordingly, with respect to these accelerated restricted stock awards, we recorded compensation expense of $425,821 in fiscal 2007 and $171,605 in fiscal 2006, and with respect to these accelerated option awards, we recorded compensation expense of $63,465 in fiscal 2007 and $24,587 in fiscal 2006. In connection with Mr. Coke’s separation, he forfeited 15,024 restricted shares of our common stock and 9,815 options to purchase shares of our common stock with a fair value of $698,126 and $83,820, respectively.

For performance in 2006, Mr. Coke was awarded a bonus of $575,000. In addition, pursuant to Mr. Coke’s separation agreement with us, he received his 2006 long-term equity incentive award in cash instead of equity in an amount equal to $760,000.

For performance in 2005, Mr. Coke was awarded a bonus of $495,647. In lieu of receiving his entire 2005 bonus in cash, Mr. Coke elected to receive $123,912 in cash and a grant of 8,948 restricted shares of our common stock, which vested over 3 years. In addition, Mr. Coke received a performance grant of 14,791 restricted shares of our common stock, which vested over 5 years. Of these amounts, we expensed $308,450 in fiscal 2006. Additionally, Mr. Coke received a performance option to purchase up to 29,447 shares of our common stock, which vested over 3 years. Of this amount, we expensed $83,826 in fiscal 2006.

For performance in 2004, Mr. Coke was awarded a bonus of $208,000. In addition, Mr. Coke received a performance grant of 8,039 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $61,997 in fiscal 2006.

For performance in 2003, Mr. Coke was awarded a bonus of $250,000. In lieu of receiving his 2003 bonus in cash, Mr. Coke elected to receive $125,000 in cash and a grant of 4,431 restricted shares of our common stock, which vested over 3 years. In addition, Mr. Coke received a performance grant of 11,698 restricted shares of our common stock, which vested over 5 years. Of these amounts, we expensed $134,573 in fiscal 2006. Additionally, Mr. Coke received a performance option to purchase up to 33,373 shares of our common stock, which vested over 3 years. Of this amount, we expensed $45,832 in fiscal 2006.

For performance in 2002, Mr. Coke received a performance grant of 15,210 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $82,499 in fiscal 2006.

For performance in 2001, Mr. Coke received a performance grant of 7,607 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $39,997 in fiscal 2006.

For performance in 2000, Mr. Coke received a grant of 2,025 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $2,500 in fiscal 2006.

(12)	For performance in 2007, Mr. Jaquier was awarded a bonus of $860,000. In lieu of receiving his 2007 bonus in cash, Mr. Jaquier elected to exchange 25% of his annual bonus into restricted stock and received a grant of 5,511 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Jaquier received a performance grant of 28,671 restricted shares of our common stock, which vests over 4 years, and a performance option to purchase up to 38,661 shares of our common stock, which vests over 3 years.

For performance in 2006, Mr. Jaquier was awarded a bonus of $625,000. In lieu of receiving his 2006 bonus in cash, Mr. Jaquier elected to receive $300,000 in cash and a grant of 6,329 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Jaquier received a performance grant of 10,906 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $242,981 in fiscal 2007. Mr. Jaquier also received a performance option to purchase up to 14,705 shares of our common stock, which vests over 3 years. Of these amounts, we expensed $51,335 in fiscal 2007.

For performance in 2005, Mr. Jaquier was awarded a bonus of $453,769. In lieu of receiving his 2005 bonus in cash, Mr. Jaquier elected to receive a grant of 3,701 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Jaquier received a performance grant of 18,489 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $241,230 in fiscal 2007 and $256,042 in fiscal 2006. Mr. Jaquier also received a performance option to purchase up to 36,809 shares of our common stock, which vests over 3 years. Of this amount, we expensed $105,870 in fiscal 2007 and $104,783 in fiscal 2006.

For performance in 2004, Mr. Jaquier was awarded a bonus of $268,500. In lieu of receiving his 2004 bonus in cash, Mr. Jaquier elected to receive $250,000 in cash and a grant of 599 restricted shares of our common stock, which vested over 3 years. In addition, Mr. Jaquier received a performance grant of 12,059 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $96,413 in fiscal 2007 and $100,698 in fiscal 2006. Mr. Jaquier also received a performance option to purchase up to 75,242 shares of our common stock which vested over 3 years. Of this amount, we expensed $113,583 in fiscal 2007 and $112,361 in fiscal 2006.

For performance in 2003, Mr. Jaquier was awarded a bonus of $265,000. In lieu of receiving his 2003 bonus in cash, Mr. Jaquier elected to receive $200,000 in cash and a grant of options to purchase up to 21,298 shares of our common stock, which vested over 3 years. Mr. Jaquier also received a performance option to purchase up to 58,252 shares of our common stock which vested over 3 years. Of these amounts, we expensed $87,582 in fiscal 2006. In addition, Mr. Jaquier received a performance grant of 10,209 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $70,635 in fiscal 2007 and $71,994 in fiscal 2006.

For performance in 2002, Mr. Jaquier received a performance grant of 12,168 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $65,814 in fiscal 2007 and $65,999 in fiscal 2006.

For performance in 2001, Mr. Jaquier received a performance grant of 5,230 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $27,499 in fiscal 2006.

(13)	For performance in 2007, Mr. Reilly was awarded a bonus of $860,000. In addition, Mr. Reilly received a performance grant of 35,838 restricted shares of our common stock, which vests over 4 years.

For performance in 2006, Mr. Reilly was awarded a bonus of $600,000. In addition, Mr. Reilly received a performance grant of 12,854 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $145,235 in fiscal 2007.

For performance in 2005, Mr. Reilly was awarded a performance of grant of 18,489 shares of restricted stock, which vests over 5 years. Of this amount, we expensed $179,655 in fiscal 2007 and $191,990 in fiscal 2006.

For performance in 2004, Mr. Reilly was awarded a bonus of $125,000. In lieu of receiving his entire 2004 bonus in cash, Mr. Reilly elected to receive $62,500 in cash and a grant of 2,026 restricted shares of our common stock, which vested over 3 years. In addition, Mr. Reilly received a performance grant of 10,762 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $105,159 in fiscal 2007 and $109,037 in fiscal 2006.

For performance in 2003, Mr. Reilly was awarded a bonus of $25,000. In lieu of receiving his entire 2003 bonus in cash, Mr. Reilly elected to receive a grant of 886 restricted shares of our common stock, which vested over 3 years. In addition, Mr. Reilly was awarded a performance grant of 1,531 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $10,593 in fiscal 2007 and $21,210 in fiscal 2006. Mr. Reilly also received a grant of options to purchase 8,737 shares of our common stock, which vested over 3 years. Of this amount, we expensed $11,999 in fiscal 2006.

Mr. Reilly commenced employment with us on October 7, 2003, and received a grant of 6,500 restricted shares of common stock, which vests over 5 years. Of this amount, we expensed $39,088 in fiscal 2007 and $40,872 in fiscal 2006.

(14)	For performance in 2007, Mr. Roberts was awarded a bonus of $715,300. In addition, Mr. Roberts received a performance grant of 28,552 restricted shares of our common stock, which vests over 4 years.

For performance in 2006, Mr. Roberts was awarded a bonus of $575,000. In addition, Mr. Roberts received a performance grant of 11,841 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $133,789 in fiscal 2007.

For performance in 2005, Mr. Roberts was awarded a bonus of $571,901. In lieu of receiving his 2005 bonus in cash, Mr. Roberts elected to receive a grant of 13,768 restricted shares of our common stock, which vests over 3 years. In addition, Mr. Roberts received a performance grant of 18,489 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $408,717 in fiscal 2007 and $430,268 in fiscal 2006.

For performance in 2004, Mr. Roberts received a performance grant of 19,839 restricted shares of our common stock, which vests over 5 years. Of this amount, we expensed $145,986 in fiscal 2007 and $152,998 in fiscal 2006.

For performance in 2003, Mr. Roberts was awarded a bonus of $230,000. In lieu of receiving his 2003 bonus in cash, Mr. Roberts elected to receive a grant of 8,153 restricted shares of our common stock, which vested over 3 years. In addition, Mr. Roberts received a performance grant of 11,344 restricted shares of our common stock, which vests over 5 years. Of these amounts, we expensed $78,488 in fiscal 2007 and $175,823 in fiscal 2006.

For performance in 2002, Mr. Roberts received a performance grant of 10,371 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $56,094 in fiscal 2007 and $56,252 in fiscal 2006.

For performance in 2001, Mr. Roberts received a performance grant of 9,034 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $47,501 in fiscal 2006.

For performance in 2000, Mr. Roberts received a grant of 3,544 restricted shares of our common stock, which vested over 5 years. Of this amount, we expensed $4,375 in fiscal 2006.

Grants of Plan-Based Awards

The following table shows certain information relating to restricted shares of common stock and options to purchase shares of our common stock granted to the Named Executive Officers in 2007 under our Amended and Restated 2002 Stock Option and Incentive Plan.

All such 2007 grants were made in connection with performance in 2006 or, in the case of Mr. Olinger, as a new hire grant in 2007. For information on 2007 grants made in connection with performance in 2007, please see our Compensation Discussion and Analysis and the footnotes to the Summary Compensation Table.

				All Other
				Option
				Awards:			Grant Date
		All Other Stock		Number of			Fair Value
		Awards: Number of		Securities		Exercise or Base	of Stock and
		Shares of Stock or		Underlying		Price of Option	Option
Name	Grant Date	Units (#)		Options (#)		Awards ($/Sh)	Awards ($)(5)

Hamid R. Moghadam	2/15/2007	31,162	(1)	—			1,999,977
	2/15/2007	30,196	(2)	—			1,937,979
Thomas S. Olinger	3/01/2007	10,000	(1)	—			584,300
Michael A. Coke	—	—		—		—	—
Guy F. Jaquier	2/15/2007	—		14,705	(3)(4)	64.18	174,990
	2/15/2007	10,906	(1)	—			699,944
	2/15/2007	6,329	(2)	—			406,195
Eugene F. Reilly	2/15/2007	12,854	(1)	—			824,970
John T. Roberts, Jr.	2/15/2007	11,841	(1)	—			759,955

(1)	All shares of restricted stock granted to Named Executive Officers with respect to 2006 performance were granted on February 15, 2007 and vest in five equal annual installments (rounded to the nearest whole share of common stock) on February 1, 2008, 2009, 2010, 2011 and 2012. Mr. Olinger’s new hire grant vests in five equal annual installments on the anniversary of his grant date. All dividends paid on unvested shares of restricted stock are paid at the same rate as paid to all stockholders, $0.50 per share per quarter in 2007.

(2)	All shares of restricted stock granted to Named Executive Officers with respect to 2006 performance were granted on February 15, 2007 and vest in three annual installments (rounded to the nearest whole share of common stock) on February 1, 2008, 2009 and 2010; 40% in each of the first two years, and 20%in the third year. All dividends paid on unvested shares of restricted stock are paid at the same rate as paid to all stockholders, $0.50 per share per quarter in 2007.

(3)	All options granted to Named Executive Officers with respect to 2006 performance were granted on February 15, 2007 and become exercisable in three equal annual installments (rounded to the nearest whole share of our common stock) on February 1, 2008, 2009 and 2010. All options granted with respect to 2006 performance granted in 2007 to Named Executive Officers vest fully on February 1, 2010 and have a term of not more than ten years. The option exercise price is equal to the fair market value of the common stock on the date of grant.

(4)	The total number of shares of common stock underlying such options used in such calculation is as of February 15, 2007, the grant date of the annual options relating to 2006 performance.

(5)	These amounts are the full grant date fair value of the awards determined in accordance with FAS 123R.

Equity Compensation Plan Information

We have two equity compensation plans: (1) the Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, and (2) the Amended and Restated 2002 Stock Option and Incentive Plan, as amended. A total of 17,500,000 shares of common stock are authorized for issuance pursuant to the Amended and Restated 2002 Stock Option and Incentive Plan, and no new grants are being made from the Third Amended and Restated

1997 Stock Option and Incentive Plan, as amended. Currently, awards under the stock option and incentive plans consist of non-qualified stock options and restricted shares of common stock. Our stockholders have approved both stock option and incentive plans. As of December 31, 2007:

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding	Outstanding	Under Equity
Plan Category	Options	Options	Compensation Plans

Equity compensation plans approved by security holders	5,885,777	35.63	9,443,727
Equity compensation plans not approved by security holders	None	N/A	N/A

Exercises and Holdings of Previously Awarded Equity

The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

								Stock Awards
												Equity
		Option Awards									Equity	Incentive
					Equity						Incentive	Plan Awards:
					Incentive					Market	Plan Awards:	Market or
					Plan Awards:					Value of	Number of	Payout Value
		Number of		Number of	Number of			Number of		Shares or	Unearned	of Unearned
		Securities		Securities	Securities			Shares or		Units of	Shares, Units	Shares, Units
		Underlying		Underlying	Underlying			Units of		Stock That	or Other	or Other
		Unexercised		Unexercised	Unexercised	Option	Option	Stock That		Have Not	Rights That	Rights That
	Grant	Options (#)		Options (#)	Unearned	Exercise	Expiration	Have Not		Vested	Have Not	Have Not
	Date	Exercisable		Unexercisable	Options (#)	Price ($)	Date	Vested (#)		($)(1)	Vested (#)	Vested ($)

Hamid R. Moghadam	02/27/01	262,500	(2)	—		24.60	02/27/11
	02/27/01	106,417	(2)	—		24.60	02/27/11
	02/27/01	53,208	(2)	—		24.60	02/27/11
	05/22/01	152,672	(2)	—		24.69	05/22/11
	02/26/02	83,805	(3)	—		26.29	02/26/12
	02/26/02	41,903	(2)	—		26.29	02/26/12
	02/26/02	228,902	(2)	—		26.29	02/26/12
	02/13/03	296,296	(3)	—		27.12	02/13/13
	02/13/03	103,704	(2)	—		27.12	02/13/13
	02/13/03	285,490	(2)	—		27.12	02/13/13
	01/27/04	152,912	(2)	—		35.26	01/27/14
	01/27/04	120,131	(3)	—		35.26	01/27/14
	01/27/04	42,045	(2)	—		35.26	01/27/14
	02/07/05	95,146	(2)	47,572		38.56	02/07/15
	02/13/03							6,442	(4)	370,802
	01/27/04							10,720	(4)	617,043
	02/07/05							13,723	(4)	789,896
	02/07/05							5,474	(2)	315,083
	02/06/06							49,306	(4)	2,838,053
	02/06/06							23,178	(2)	1,334,126
	02/15/07							31,162	(4)	1,793,685
	02/15/07							30,196	(5)	1,738,082

Totals		2,025,131		47,572				170,201		9,796,770

Thomas S. Olinger	03/01/07							10,000	(6)	575,600

Totals								10,000		575,600

Guy F. Jaquier	02/26/02	79,480	(2)	0		26.29	02/26/12
	02/13/03	10,739	(3)	0		27.12	02/13/13
	02/13/03	3,758	(2)	0		27.12	02/13/13

								Stock Awards
												Equity
		Option Awards									Equity	Incentive
					Equity						Incentive	Plan Awards:
					Incentive					Market	Plan Awards:	Market or
					Plan Awards:					Value of	Number of	Payout Value
		Number of		Number of	Number of			Number of		Shares or	Unearned	of Unearned
		Securities		Securities	Securities			Shares or		Units of	Shares, Units	Shares, Units
		Underlying		Underlying	Underlying			Units of		Stock That	or Other	or Other
		Unexercised		Unexercised	Unexercised	Option	Option	Stock That		Have Not	Rights That	Rights That
	Grant	Options (#)		Options (#)	Unearned	Exercise	Expiration	Have Not		Vested	Have Not	Have Not
	Date	Exercisable		Unexercisable	Options (#)	Price ($)	Date	Vested (#)		($)(1)	Vested (#)	Vested ($)

	02/13/03	107,843	(2)	0		27.12	02/13/13
	01/27/04	58,252	(2)	0		35.26	01/27/14
	01/27/04	15,777	(3)	0		35.26	01/27/14
	01/27/04	5,521	(2)	0		35.26	01/27/14
	02/07/05	50,162	(2)	25,080		38.56	02/07/15
	02/06/06	12,270	(2)	24,539		51.92	02/06/16
	02/15/07	0	(2)	14,705		64.18	02/15/16
	02/13/03							2,433	(4)	140,043
	01/27/04							4,083	(4)	235,017
	02/07/05							7,235	(4)	416,447
	02/07/05							199	(2)	11,455
	02/06/06							14,791	(4)	851,370
	02/06/06							2,467	(2)	142,001
	02/15/07							6,329	(5)	364,297
	02/15/07							10,906	(4)	627,749

Totals		343,802		64,324				48,443		2,788,379

Eugene F. Reilly	01/27/04	8,737	(2)	0		35.26	01/27/14
	10/16/03							1,300	(4)	74,828
	01/27/04							612	(4)	35,227
	02/07/05							675	(2)	38,853
	02/07/05							6,456	(4)	371,607
	02/06/06							14,791	(4)	851,370
	02/15/07							12,854	(4)	739,876

Totals		8,737		0				36,688		2,111,761

John T. Roberts	02/15/07							11,841	(4)	681,568
	02/06/06							14,791	(4)	851,370
	02/06/06							9,178	(2)	528,286
	02/07/05							11,903	(4)	685,137
	01/27/04							4,537	(4)	261,150
	02/13/03							2,074	(4)	119,378

Totals								54,324		3,126,889

(1)	Based on a price per share of our common stock of $57.56, the closing price per share on the New York Stock Exchange on December 31, 2007.

(2)	One-third of the shares vest annually on January 1.

(3)	One hundred percent of the shares vested on the date of grant.

(4)	One-fifth of the shares vest annually on January 1.

(5)	The shares vest over three years on February 1; 40% annually for the first 2 years and 20% in the third year.

(6)	One-fifth of the shares vest annually on the date of grant.

Option Exercises and Stock Vested

The following table discloses stock option exercises and vesting of restricted stock awards for our Named Executive Officers in 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)(2)	Vesting (#)	Vesting ($)(1)(2)

Hamid R. Moghadam	606,384	—	48,780	—
Thomas S. Olinger	—	—	—	—
Michael A. Coke	95,407	2,459,465	31,246	853,210
Guy F. Jaquier	25,000	967,750	13,065	—
Eugene F. Reilly	—	—	8,427	499,951
John T. Roberts Jr.	—	—	21,122	—

(1)	The value of the vested stock award releases on January 1, 2007 set forth above is based on the closing sales price of our common stock at $58.61 per share on December 29, 2006, and for stock option exercises, is based on the sales price of our common stock upon exercise and sale.

(2)	Certain of the values realized on exercise or vesting in these columns are zero because the respective executive officer elected to defer such compensation amount into our nonqualified deferred compensation plan.

In 2007, Mr. Moghadam deferred receipt of $24,367,139 of the gain attributable to stock option exercises for options to purchase 606,384 shares of our common stock that were earned and vested prior to December 31, 2004 and receipt of 48,780 shares of vested stock award releases valued at $2,858,996 by way of the company’s nonqualified deferred compensation program. In connection with this deferral, 204,152 shares were forfeited to pay applicable taxes owed on the deferred amounts.

In 2007, Mr. Coke deferred receipt of 16,977 shares of vested stock award releases valued at $1,009,210 by way of the company’s nonqualified deferred compensation program. These shares were ultimately distributed from such plan in 2007 as discussed in the Nonqualified Deferred Compensation Table below.

In 2007, Mr. Jaquier deferred receipt of 13,065 shares of vested stock award releases valued at $765,740 by way of the company’s nonqualified deferred compensation program.

In 2007, Mr. Roberts deferred receipt of 21,122 shares of vested stock award releases valued at $1,237,960 by way of the company’s nonqualified deferred compensation program.

Such deferred compensation will be distributed in accordance with the respective individual’s elections and the applicable plan provisions.

Pension Benefits, Nonqualified Deferred Compensation and Post-Termination and
Change-In-Control Agreements

Pension Benefits

The company does not maintain a defined benefit pension plan.

Nonqualified Deferred Compensation

The following Named Executive Officers participate in our Nonqualified Deferred Compensation Plans. With respect to 2007 compensation, Mr. Moghadam elected to defer 100% of his salary, 100% of the restricted stock portion of his bonus and long-term incentive award as well as certain stock option gains attributable to designated stock option awards from prior years that were earned and vested prior to December 31, 2004 under the plans; Mr. Jaquier elected to defer 100% of the restricted stock portion of his bonus and long-term incentive award under the plans; and Mr. Roberts elected to defer 30% of his salary, 100% of the cash portion of his bonus, and 100% of the restricted stock portion of his bonus and long-term incentive award under the plans.

The following table discloses the amount of contributions to our nonqualified deferred compensation program and aggregate earnings, withdrawals and distributions for our Named Executive Officers in 2007.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
Name	2007 ($)(1)	2007 ($)	in 2007 ($)(2)	Distributions ($)	at 12/31/07 ($)(3)

Hamid R. Moghadam	27,871,975	—	150,553	—	71,971,210
Thomas S. Olinger	—	—	—	—	—
Michael A. Coke	1,012,805	—	181,725	(3,000,891)	3,056
Guy F. Jaquier	770,443	—	21,722	—	2,229,809
Eugene F. Reilly	—	—	—	—	—
John T. Roberts, Jr.	1,365,639	—	70,793	—	5,001,700

(1)	This column includes amounts that were also reported in the Summary Compensation Table as 2007 compensation.

(2)	None of the earnings in this column is included in the Summary Compensation Table because they were not preferential or above market.

(3)	The aggregate earnings and balances reported may fluctuate from year to year as a result of fluctuations in the value of equity compensation deferred due to changes in the value of the company’s stock price on December 31, 2007.

In 2007, we maintained two nonqualified deferred compensation plans: (i) the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan and (ii) the Amended and Restated Nonqualified Deferred Compensation Plan.

The Amended and Restated Nonqualified Deferred Compensation Plan allowed our directors and a select group of management and highly compensated employees, namely, our officers and the officers of certain of our affiliates, to defer receiving certain of their compensation earned and vested on or prior to December 31, 2004. It also enabled participants who are employees to defer up to 100% of their annual base pay and up to 100% of the cash portion of their annual bonuses on a pre-tax basis, participants who are non-employee members of our Board of Directors to defer all or a portion of their meeting fees and/or committee chairmanship fees, and participants who participate in our stock option and incentive plans to defer the receipt of stock option gains and restricted stock awards that they receive under such plans, subject to restrictions. In accordance with an exemption permitted under Section 409A of the Internal Revenue Code and the related rules, regulations and guidance issued by the Department of Treasury and Internal Revenue Service, our Board of Directors further amended and restated the Amended and Restated Nonqualified Deferred Compensation Plan in 2006 to provide that the plan will only be maintained with respect to deferrals for compensation amounts and investment credits on such amounts earned and vested on or prior to December 31, 2004. The amendment and restatement to the Amended and Restated Nonqualified Deferred Compensation Plan was adopted to confirm the grandfathered status of this plan under Section 409A of the Internal Revenue Code.

Pursuant to the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan, certain eligible employees and non-employee directors of us, AMB Property, L.P. and our participating subsidiaries may elect to defer up to 100% of their eligible compensation, such as annual salary, bonus, restricted stock and directors’ fees, earned or vested on or after January 1, 2005. The terms of this plan are materially similar to the terms of the Amended and Restated Nonqualified Deferred Compensation Plan except for changes necessary to comply with Section 409A of the Internal Revenue Code and the related rules, regulations and guidance issued by the Department of Treasury and the Internal Revenue Service to date. Amounts deferred under the Amended and Restated Nonqualified Deferred Compensation Plan, but not vested as of December 31, 2004, were automatically transferred to the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan. Distributions to our officers under this plan in the event of termination or retirement commence six months after such event in accordance with the terms of their deferral elections.

The deferred compensation under each of these plans is our unsecured obligation. Participants select from various investment options available under the plans to invest their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of earnings that a participant receives depends on the participant’s investment elections for their deferrals on cash amounts deferred and dividends deferred on company stock and on the performance of company stock when a participant defers receipt of equity-based compensation. The non-qualified deferred compensation plans offer similar investments choices as our 401(k) savings plan. Company stock is not an investment option available to either employees who elect to defer a portion of their annual base pay or their cash bonus or non-employee directors who elect to defer all or a portion of their meeting fees and/or chairmanship fees. When a participant defers the receipt of equity-based compensation, the amounts must be deferred in our company stock, and at no time can these deferrals into company stock be reinvested in any other investment option. Deferred equity compensation is distributed only in the form of shares of company stock. On the other hand, dividends earned on deferred equity-based compensation must be invested in investment options other than our common stock. Distributions under these plans are made either in a lump sum or installment payments up to 10 years upon either a fixed date or retirement, as elected by the participant in their deferral election form or re-deferral form under plan provisions. In the event of a participant’s termination, death, disability or a change in control of the company occurring earlier than the elected distribution date, deferred amounts would be distributed commencing upon the earlier event in accordance with the plan provisions.

We have reserved the right under the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan and the Amended and Restated Nonqualified Deferred Compensation Plan to make discretionary matching contributions to participant accounts from time to time. We made no discretionary contributions in 2007. The participants’ elective deferrals and any matching contributions are 100% vested immediately. We pay all of the administrative costs of the plan.

Third Amended and Restated 1997 Stock Option and Incentive Plan

The Third Amended and Restated 1997 Stock Option and Incentive Plan, as amended, was adopted by the Board of Directors and approved by the stockholders to enable executive officers, employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, to participate in the ownership of AMB Property Corporation. The 1997 plan was designed to attract and retain our executive officers, other key employees and directors, and to provide incentives to such persons to maximize our performance. The 1997 plan covered an aggregate of 8,950,000 shares of our common stock and expired in 2007. The 1997 plan does not permit re-pricing of stock options without stockholder approval.

Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, were eligible to receive options, stock payments, performance awards, restricted stock, dividend equivalents, deferred stock and stock appreciation rights under the 1997 plan. Our employees and consultants also were eligible to receive stock appreciation rights under the 1997 plan. In addition, Non-Employee Directors (as defined in the 1997 plan) and our employees and consultants were eligible to receive options to purchase shares of our common stock under the 1997 plan.

However, because the plan expired in November 2007 and we did not elect to submit such plan for re-approval by our stockholders, we are no longer issuing new equity grants from this plan. As of December 31, 2007, we have approximately 1,348,640 shares reserved for issuance upon exercise of outstanding option grants made prior to 2007.

Amended and Restated 2002 Stock Option and Incentive Plan

The Amended and Restated 2002 Stock Option and Incentive Plan, as amended, was originally adopted by the Board of Directors on February 26, 2002 and approved by the stockholders on May 30, 2002, to enable executive officers, employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, to participate in the ownership of AMB Property Corporation, and was amended and restated by the Board of Directors on February 16, 2007 and approved by the stockholders on May 10, 2007. The 2002 plan is designed to attract and retain our executive officers, other employees and directors, and to provide incentives to such persons to maximize our performance. The 2002 plan currently covers an aggregate of 17,500,000 shares of our common stock and will expire in 2017. The 2002 plan does not permit re-pricing of stock options without stockholder approval.

Employees and consultants of AMB Property Corporation and certain subsidiaries, and directors of AMB Property Corporation, may receive options, stock payments, performance awards, restricted stock, dividend equivalents, deferred stock and stock appreciation rights under the 2002 plan. Only employees of AMB Property Corporation or its subsidiaries that are corporations may receive incentive stock options under the 2002 plan. New employees employed in our U.S. offices generally receive initial grants of stock options or restricted stock under the 2002 plan when such employees begin employment with us, which vest over a number of years, assuming continued employment.

401(k) Plan

Effective November 26, 1997, we established our Section 401(k) Savings and Retirement Plan to cover our eligible employees. During the first quarter of 2007, the 401(k) plan permitted our eligible employees to defer up to 20% of their annual compensation (as adjusted under the terms of the plan), subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended. During the remainder of 2007, the percentage of compensation that may be deferred was increased to 75%, subject to certain limitations. Employees at least 50 years of age by the end of 2007 were eligible to make additional 401(k) catch-up contributions to a maximum of $5,000. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) plan. We currently make matching cash contributions to the 401(k) account of each eligible employee in an amount equal to 50% of the first 6.0% of annual compensation deferred by each employee, up to a maximum match by the company of the amount permitted by law to each participating employee per year; however, in addition, we have reserved the right to make greater matching contributions in the form of discretionary contributions. Participants vest fully in the matching contributions one year after the commencement of their employment with us. We made no discretionary contributions to the 401(k) plan in 2007. Our employees are eligible to participate in the 401(k) plan upon commencement of their employment with us. In connection with the 401(k) plan, we paid approximately $1.0 million in cash with respect to our matching contribution for the year ended December 31, 2007. Our common stock is not an investment option available to employees pursuant to the terms of the 401(k) plan. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees to the 401(k) plan, and income earned on plan contributions, are not subject to income tax until withdrawn from the 401(k) plan.

Employment Agreements; Separation Agreement and Release of Claims

Currently, there are no employment agreements between us and any of the Named Executive Officers.

However, Mr. Coke entered into a Separation Agreement and Release of Claims with us on November 21, 2006 in connection with his retirement. In connection with Mr. Coke’s separation agreement, Mr. Coke resigned his position as chief financial officer on March 1, 2007, and continued as a full-time employee until May 1, 2007. We paid Mr. Coke his current full-time salary until his resignation and termination date of May 1, 2007. On his termination date, we paid Mr. Coke all accrued and unpaid salary and vacation, subject to standard deductions and withholdings. We also paid Mr. Coke his 2006 bonus and 2007 long-term incentive award (less all applicable deductions) in cash in accordance with our current compensation policies at the same time we paid our other employees their bonus with respect to their 2006 performance. On his termination date, we paid Mr. Coke a prorated target 2007 bonus and a prorated target 2008 long-term incentive award in cash based on his full-time employment for the period beginning January 1, 2007 and ending on May 1, 2007. On his termination date, Mr. Coke vested in a portion of his shares of then-unvested restricted common stock (totaling 15,316 shares) and a portion of his then-unvested options to purchase shares of our common stock (totaling options to purchase 9,816 shares). This separation agreement also subjected Mr. Coke to certain non-competition provisions until a year after May 1, 2007, non-solicitation provisions until two years after May 1, 2007 and confidentiality provisions prior to and after his termination date. Generally, such provisions restrict Mr. Coke’s ability to compete with us, to solicit our employees, and to disclose our confidential information. In return for the payments and benefits provided by this separation agreement, Mr. Coke released us from all claims regarding his employment or termination of employment up to November 21, 2006.

Change in Control and Noncompetition Agreements

In addition, each of our executive officers, including Named Executive Officers, has entered into a Change in Control and Noncompetition Agreement with us which replaced the employment agreements that generally had been entered into at the time of our initial public offering. Mr. Moghadam entered into a Change in Control and Noncompetition Agreement at the time of our initial public offering which became effective on November 26, 1998. Messrs. Coke and Roberts entered into such agreements with us on January 1, 2000, when they became Executive Vice Presidents; Mr. Jaquier entered into such an agreement with us on June 20, 2000, his first day of employment; Mr. Reilly entered into such an agreement with us on October 7, 2003, his first day of employment, and Mr. Olinger entered into such an agreement with us on February 23, 2007, his first day of employment. In September 2007, each of our executive officers, including the Named Executive Officers, executed an amended and restated Change in Control and Noncompetition Agreement with us. The amended and restated agreements have an initial expiration date of November 26, 2008, but are subject to automatic one-year extensions following the expiration of the initial terms.

As amended and restated, the agreements provide for severance payments during the term of the agreement in the event of a termination of the executive officer’s employment resulting from death, disability or termination without cause or voluntary termination for good reason within two years following a change in control (as defined in the agreements), and certain severance payments resulting upon a change in control.

Upon death or disability, severance benefits include base compensation, for a period of 12 months following the termination of employment, and a bonus based on the most recent amount received or entitled to be received. In the event of death, such benefits are paid monthly to the executive officer’s estate for a period of 12 months; in the event of disability, such benefits are paid in a single payment to the executive officer. We believe it is the company’s obligation to provide reasonable assistance to our executives and their dependents from the loss resulting from an executive’s death or disability. After reviewing benchmark practices for similarly situated executives in other companies, our Compensation Committee determined that the benefits outlined are reasonable in size and scope.

The only other unforeseen event that our Compensation Committee believes warrants a severance for executives is in the event of a change in control. The purpose of a severance program under these circumstances is to keep our executives focused on running and growing the business and removing uncertainties around the post-change in control employment and environment that could arise in the marketplace. In the event of a change in control, severance benefits are payable upon termination for good reason or termination without cause following the change in control, and include an amount, payable in a lump sum in cash within 30 days of the date of termination, equal to twice (i) annual base compensation and (ii) a bonus calculated based on the average of the most recent amounts received or entitled to be received over the last three years, as well as certain continuing insurance, reimbursement of COBRA premiums and other benefits. The amended and restated agreements provide that, among other things, following a change in control and upon a termination for good reason or a termination without cause, we are required to reimburse the executive for COBRA premiums until the earlier of 24 months or the end of the COBRA continuation period, if the executive elects COBRA coverage, and life insurance to the executive and the executive’s eligible family members for a period of twenty four months following such termination.

In addition, following a change in control or prior to a change in control as determined by the Board of Directors in its discretion, whether or not the executive is terminated without cause or for good reason, we are required to (a) make gross-up payments of excise taxes to the executive with respect to certain severance payments made to our executive officers following a change in control such that after payment by the executive of all taxes, the executive retains an amount of the gross-up payment equal to the excise tax imposed upon the payments, and (b) all options, restricted stock and other awards based upon our equity incentive award plans or agreements held by the executive shall immediately become fully vested, exercisable or payable, as the case may be.

In evaluating severance benefits in the event of a change in control, the Compensation Committee had Towers Perrin prepare a tally sheet that valued each component of the severance benefits for each executive. We also reviewed benchmark data comparing similar change in control severance provisions of other companies in our peer group. Based on this review, we determined that the severance benefits outlined above are reasonable and enable us to attract and retain talented executives who would provide stable leadership for the company in the ordinary course of business and through a change in control event. We determined that the “double trigger” methodology for cash severance benefits — in which an executive is only eligible to receive a cash severance payment if there is a change in control and he or she is terminated without cause or for good reason within two years of a change in control event — is prudent versus a “single trigger” that requires a cash severance payment only upon a change in control whether or not the executive terminates employment for such reasons. In contrast, we determined that the “single trigger” methodology was prudent in accelerating unvested equity awards for our executives previously granted for past performance under our pay-for-performance compensation program in order to recognize such performance and value creation by our executives for the company and to mitigate the risk that a potential buyer of our company will treat our executives unfairly or deny compensation that would otherwise have been due if the change in control had not occurred. In particular, we were concerned about (i) transactions in which a potential buyer is unable or unwilling to assume our outstanding unvested equity awards and (ii) going-private transactions (which have occurred among our peer group in recent years) in which converted equity awards, if any, would not provide the liquidity to our executives that we intended while we remained publicly traded. In addition, we determined that payment of a 280G tax gross-up payment in either a single-trigger or double-trigger situation was prudent because a tax gross-up payment is not extra compensation, but simply provides that the executive will receive the intended value of a severance payment or accelerated equity award after the normal and standard taxes are withheld, and not be subject to a punitive tax arising from 280G limits.

In consideration for the rights to receive such severance payments, each executive officer is subject to confidentiality obligations during employment and after termination, non-competition obligations during the term of employment and non-solicitation obligations for two years after the date of termination.

Assuming a payment event occurred on December 31, 2007 with a closing sales price of our common stock equal to $57.56 per share, we estimate that the following payments and benefits would be paid to our Named Executive Officers:

2007 Estimated Severance due to Disability, Death or a Change in Control

				After Change in
				Control and
				Termination w/o
				Cause or
				Termination
			Upon Change in	for Good
Name of Executive and Benefits	Death(1)	Disability(1)	Control(2)(3)	Reason(2)(3)(4)(5)

Hamid R. Moghadam
Cash Severance (Salary)	$640,500	$640,500	$0	$1,281,000
Cash Severance (Bonus)	$1,640,000	$1,640,000	$0	$3,089,667
Health and Welfare Benefits (continuation)	$0	$0	$0	$32,033
Life Insurance	$0	$0	$0	$1,152
Payment in lieu of Matching Contribution	$0	$0	$0	$13,500
280G Tax Gross-Up Payment	$0	$0	$887,038	$3,466,514
Restricted Stock (vesting accelerated)	$0	$0	$9,796,770	$9,796,770
Stock Options (vesting accelerated)	$0	$0	$903,868	$903,868
Total Estimated Severance Value	$2,280,500	$2,280,500	$11,587,676	$18,584,504

				After Change in
				Control and
				Termination w/o
				Cause or
				Termination
			Upon Change in	for Good
Name of Executive and Benefits	Death(1)	Disability(1)	Control(2)(3)	Reason(2)(3)(4)(5)

Thomas S. Olinger
Cash Severance (Salary)	$365,500	$365,500	$0	$731,000
Cash Severance (Bonus)	$460,000	$460,000	$0	$920,000
Health and Welfare Benefits (continuation)	$0	$0	$0	$32,033
Life Insurance	$0	$0	$0	$1,152
Payment in lieu of Matching Contribution	$0	$0	$0	$13,500
280G Tax Gross-Up Payment	$0	$0	$0	$0
Restricted Stock (vesting accelerated)	$0	$0	$575,600	$575,600
Stock Options (vesting accelerated)	$0	$0	$0	$0
Total Estimated Severance Value	$825,500	$825,500	$575,600	$2,273,285

Guy F. Jaquier
Cash Severance (Salary)	$440,500	$440,500	$0	$881,000
Cash Severance (Bonus)	$860,000	$860,000	$0	$1,292,513
Health and Welfare Benefits (continuation)	$0	$0	$0	$32,033
Life Insurance	$0	$0	$0	$1,152
Payment in lieu of Matching Contribution	$0	$0	$0	$13,500
280G Tax Gross-Up Payment	$0	$0	$0	$0
Restricted Stock (vesting accelerated)	$0	$0	$2,788,379	$2,788,379
Stock Options (vesting accelerated)	$0	$0	$614,920	$614,920
Total Estimated Severance Value	$1,300,500	$1,300,500	$3,403,299	$5,623,497

Eugene F. Reilly
Cash Severance (Salary)	$440,500	$440,500	$0	$881,000
Cash Severance (Bonus)	$860,000	$860,000	$0	$1,303,765
Health and Welfare Benefits (continuation)	$0	$0	$0	$32,033
Life Insurance	$0	$0	$0	$1,152
Payment in lieu of Matching Contribution	$0	$0	$0	$13,500
280G Tax Gross-Up Payment	$0	$0	$0	$1,159,311
Restricted Stock (vesting accelerated)	$0	$0	$2,111,761	$2,111,761
Stock Options (vesting accelerated)	$0	$0	$0	$0
Total Estimated Severance Value	$1,300,500	$1,300,500	$2,111,761	$5,502,522

				After Change in
				Control and
				Termination w/o
				Cause or
				Termination
			Upon Change in	for Good
Name of Executive and Benefits	Death(1)	Disability(1)	Control(2)(3)	Reason(2)(3)(4)(5)

John T. Roberts, Jr.
Cash Severance (Salary)	$440,500	$440,500	$0	$881,000
Cash Severance (Bonus)	$715,300	$715,300	$0	$1,241,467
Health and Welfare Benefits (continuation)	$0	$0	$0	$32,033
Life Insurance	$0	$0	$0	$1,152
Payment in lieu of Matching Contribution	$0	$0	$0	$13,500
280G Tax Gross-Up Payment	$0	$0	$0	$0
Restricted Stock (vesting accelerated)	$0	$0	$3,126,889	$3,126,889
Stock Options (vesting accelerated)	$0	$0	$0	$0
Total Estimated Severance Value	$1,155,800	$1,155,800	$3,126,889	$5,296,041

Note: The severance amounts with respect to accelerated vesting of restricted stock and stock options under the columns “Upon Change in Control” and “After Change in Control and Termination” will be paid only once.

(1)	These amounts are based on December 31, 2007 salary rate and 2007 bonus paid in 2008.

Estimated severance benefits due to change in control assumes the following cash estimates:

(2)	Unvested equity grants as of December 31, 2007 would vest. Stock option amounts are based on the spread between the option exercise prices and $57.56 per share of unvested options. The value of unvested restricted shares is based on $57.56 per share.

(3)	Estimated tax gross up is based on the 20% excise tax, grossed up for taxes (assuming the highest applicable tax bracket), on the amount of severance and other benefits that exceed the 280G limit; present value calculated using 120% of the semiannual Applicable Federal Rates for December 2007.

(4)	Amounts based on December 31, 2007 salary rate and average of 2007, 2006 and 2005 bonuses paid in 2008, 2007 and 2006.

(5)	Health and welfare benefits and life insurance premium coverage continued for 24 months.

For purposes of the agreements, a change in control will be deemed to have occurred in the following events: (i) complete liquidation of AMB Property Corporation or an agreement for the sale or disposition by AMB Property Corporation of all or substantially all of our assets, or we dispose of more than 50% of our interest in AMB Property, L.P.; (ii) any person becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of our then outstanding securities; (iii) during any period of 12 consecutive months, individuals who at the beginning of such period constitute our Board of Directors, and any new director whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; or (iv) a merger or consolidation of AMB Property Corporation with any other corporation or other entity, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of AMB Property Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) where more than 50% of the directors of AMB Property Corporation or the surviving entity after such merger or consolidation were directors of AMB Property Corporation immediately before such merger or consolidation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Cole, the chair, Mr. Reid and Mr. Tusher. There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

Notwithstanding anything to the contrary set forth in any of AMB Property Corporation’s or AMB Property, L.P.’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report and the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

COMPENSATION COMMITTEE REPORT

Review of Compensation Discussion and Analysis

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such discussion and analysis be included in this proxy statement and incorporated by reference to AMB’s annual report on Form 10-K for the fiscal year ended December 31, 2007.

Respectfully,

David A. Cole, Chair
Frederick W. Reid
Thomas W. Tusher

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The Audit Committee is currently comprised of Mr. Losh, Dr. Skelton, Ms. Kennard and Mr. Webb. Mr. Losh serves as chair of the committee. The Board of Directors has determined that each of the members of the Audit Committee meets the independence and experience requirements of our Bylaws, as well as the rules and regulations of the New York Stock Exchange and the U.S. Securities and Exchange Commission, as currently applicable to us. The Audit Committee operates under a written charter adopted by the Board of Directors, which was amended and restated on December 9, 2004.

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, our internal control environment and risk management and the performance of our independent registered public accounting firm and our internal audit function. Management has the primary responsibility for our financial statements and financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for performing independent audits of our financial statements and our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America and an opinion on our internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Review of Our Audited Consolidated Financial Statements and Our Management’s Report on Internal Control Over Financial Reporting for the Year Ended December 31, 2007

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2007 and the audit of internal control over financial reporting thereof as of December 31, 2007. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm the matters specified to be discussed by the Public Company Accounting Oversight Board in Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements and our management’s report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the U.S. Securities and Exchange Commission.

Respectfully,

J. Michael Losh, Chair
Jeffrey L. Skelton
Lydia H. Kennard
Carl B. Webb

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 6, 2008, regarding the beneficial ownership of common stock and limited partnership units for (i) each person known by us to be the beneficial owner of 5% or more, in the aggregate, of our outstanding common stock and AMB Property, L.P.’s outstanding limited partnership units, (ii) each director and each Named Executive Officer and (iii) our directors and Named Executive Officers as a group. Except as indicated below, the indicated person has sole voting and investment power with respect to all of the shares of common stock and limited partnership units beneficially owned by such person.

				Percentage of
	Number of Shares of		Percentage of	Outstanding
	Common Stock and	Number of Options	Outstanding	Shares of
	Units Beneficially	Exercisable Within	Shares of	Common Stock
Name of Beneficial Owner(1)	Owned(2)	60 Days	Common Stock(3)	and Units(4)

Hamid R. Moghadam(5)	3,433,092	2,072,703	5.6	5.4
Thomas S. Olinger	25,024	0	*	*
Michael A. Coke(6)	84,055	0	0.1	0.1
Guy Jaquier(7)	119,809	386,054	0.5	0.5
John T. Roberts, Jr.(8)	262,376	0	0.3	0.3
Eugene F. Reilly	80,646	8,737	0.1	0.1
T. Robert Burke(9)	809,369	141,423	1.0	0.9
David A. Cole(10)	22,332	63,588	0.1	0.1
Lydia H. Kennard(11)	5,221	37,504	*	*
J. Michael Losh(12)	9,771	64,731	0.1	0.1
Frederick W. Reid	10,798	10,000	*	*
Jeffrey L. Skelton, Ph.D.	11,409	84,353	0.1	0.1
Thomas W. Tusher(13)	35,696	126,423	0.2	0.2
Carl B. Webb	12,000	0	*	*
All Directors and Named Executive Officers as a group (14 persons)(14)	4,921,598	2,995,516	8.1	7.8
Barclays Global Investors, NA.(15)	6,348,902	—	6.5	6.2
The Vanguard Group, Inc.(16)	6,415,128	—	6.6	6.3

*	Represents less than 0.1% of outstanding shares of common stock and limited partnership units, based on 97,898,470 shares of common stock, and 3,976,167 limited partnership units outstanding as of March 6, 2008.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o AMB Property Corporation, Pier 1, Bay 1, San Francisco, California, 94111.

(2)	Includes the number of shares of common stock and limited partnership units beneficially owned by the person, excluding options for the purchase of shares of common stock exercisable within 60 days of March 6, 2008.

(3)	The percentage of shares of common stock beneficially owned by a person assumes that all the limited partnership units held by a person are exchanged for shares of common stock, that none of the limited partnership units held by other persons are so exchanged, that all options for the purchase of shares of common stock exercisable within 60 days of March 6, 2008 held by the person are exercised in full and that no options for the purchase of shares of common stock held by other persons are exercised.

(4)	The percentage of shares of common stock and units beneficially owned by a person assumes that all the limited partnership units held by a person are exchanged for shares of common stock, that all of the limited partnership units held by other persons are so exchanged, that all options for the purchase of shares of common stock exercisable within 60 days of March 6, 2008 held by the person are exercised in full and that no options for the purchase of shares of common stock held by other persons are exercised.

(5)	Includes 388,126 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 3,044,966 shares, Mr. Moghadam shares voting and investment power with his spouse with respect to 1,522,108 shares, 131,776 shares are indirectly held through a trust, and 1,182,726 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(6)	Includes 4,339 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 79,716 shares, 25,355 were held as co-trustee through a family trust, and 43,648 shares were held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power. These beneficial ownership numbers reflect information available to us as of December 31, 2007.

(7)	With respect to 119,809 shares, 31,208 shares are held as co-trustee through a family trust, 1,000 shares are indirectly held through custodial accounts for his children and 52,916 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(8)	Includes 3,939 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 258,437 shares, 120,000 shares are held as co-trustee through a family trust, 690 shares are indirectly held through custodial accounts for his children and 88,654 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(9)	Includes 235,506 limited partnership units, which are exchangeable for the same number of shares of common stock. With respect to 573,863 shares, 163,350 shares are held in custodial accounts for his children, and 4,070 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(10)	With respect to 22,332 shares, 7,338 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power. An additional 6,700 shares of common stock are held through a custodial trust for Mr. Cole’s children, and he has disclaimed beneficial ownership of these securities.

(11)	With respect to 5,221 shares, 2,513 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(12)	With respect to 9,771 shares, 5,563 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(13)	With respect to 35,696 shares, 6,704 shares are held through a rabbi trust pursuant to our deferred compensation plan, for which the trustee holds all voting power.

(14)	Includes 631,910 limited partnership units, which are exchangeable for the same number of shares of common stock.

(15)	Based upon information contained in a Schedule 13G, which was filed with the U.S. Securities and Exchange Commission on February 5, 2008. The address of Barclays Global Investors, N.A. is 45 Fremont Street, 17th Floor, San Francisco, CA 94105.

(16)	Based upon information contained in a Schedule 13G/A, which was filed with the U.S. Securities and Exchange Commission on February 8, 2008. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no related party transactions that are reportable.

Our articles of incorporation contain procedures for authorizing related party transactions. Our Board of Directors may authorize any agreement or other transaction with any party even though one or more of our directors or officers may be a party to such an agreement or is an officer, director, stockholder, member or partner of the other party if (i) the existence of the relationship is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they constitute less than a quorum of the Board; (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote (excluding shares owned by any interested director or officer or the organization in which such person is a director or has a material financial interest); or (iii) the contract or transaction is fair and reasonable to the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who are owners or beneficial owners of more than 10% of a registered class of our equity securities, to file with the U.S. Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Insiders are required by regulation of the U.S. Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us or written representations that no other reports were required, during the year ended December 31, 2007, all of these executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities complied with all Section 16(a) filing requirements applicable to them, except for a Form 4 filing for Guy Jaquier with respect to a 10b5-1 plan transaction, which was inadvertently filed one day late on October 12, 2007.

CODE OF BUSINESS CONDUCT

We have adopted a code of business conduct that applies to our directors, officers and employees. Our code of business conduct, as well as our Corporate Governance Principles, are available on our website at http://www.amb.com and in print to be sent to any of our stockholders upon request. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000. We will promptly disclose on our website any amendments to, and waivers from, our code of business conduct relating to any of these specified officers.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders and other parties interested in communicating directly with the lead director or with the independent directors, as a group, may do so by writing to Lead Director, AMB Property Corporation, Pier 1, Bay 1, San Francisco, California, 94111. The Nominating and Governance Committee of our Board has approved a process for handling letters received by us and addressed to the lead director or the independent directors of the Board. Under that process, our corporate Secretary reviews all such correspondence and, on a regular basis, forwards to the lead director a summary of all such correspondence along with copies of the correspondence that, in the Secretary’s opinion, deals with the functions of the Board of Directors or the committees thereof, or that the Secretary otherwise determines requires the Board’s attention. Directors may, at any time, review the log of all such correspondence that we have received and request copies of any such correspondence. Concerns related to our accounting, internal controls or auditing matters are immediately brought to the attention of the chair of the Audit Committee and handled in accordance with the Audit Committee’s procedures with respect to such matters.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the U.S. Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, or by way of the U.S. Securities and Exchange Commission’s website at http://www.sec.gov. You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the year ended

December 31, 2007 or the 2008 proxy materials. Requests for such copies should be addressed to: AMB Property Corporation, Pier 1, Bay 1, San Francisco, California 94111, Attn: Investor Relations, telephone (415) 394-9000.

OTHER MATTERS

The Board of Directors does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

By Order of the Board of Directors,

TAMRA D. BROWNE
Senior Vice President, General Counsel and
Secretary

March 27, 2008

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on May 7, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/amb. • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the listed nominees and FOR Proposal 2.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - T. Robert Burke	☐	☐	☐	02 - David A. Cole	☐	☐	☐	03 - Lydia H. Kennard	☐	☐	☐
	04 - J. Michael Losh	☐	☐	☐	05 - Hamid R. Moghadam	☐	☐	☐	06 - Frederick W. Reid	☐	☐	☐
	07 - Jeffrey L. Skelton	☐	☐	☐	08 - Thomas W. Tusher	☐	☐	☐	09 - Carl B. Webb	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of AMB Property Corporation for the fiscal year ending December 31, 2008.	☐	☐	☐	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	C 1234567890 J N T 9 1 A M 0 1 6 6 7 8 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK>                OOU16D

Dear Stockholder:
Please take note of the important information enclosed with this proxy.
Your vote counts and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how you wish your shares to be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.
Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions. AMB Property Corporation is a corporation organized under the laws of the State of Maryland. Section 2-507 of the Maryland General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone, in accordance with the procedures set forth on this proxy card, will be valid under Maryland law.
Sincerely,
AMB Property Corporation
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AMB PROPERTY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 8, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of AMB Property Corporation acknowledges receipt of a copy of the Annual Report, the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 27, 2008, and, revoking any proxy heretofore given, hereby appoints Hamid R. Moghadam, Tamra D. Browne and Thomas S. Olinger, and each of them, as proxies for the undersigned, with full power of substitution in each of them, and hereby authorizes each of them to vote all the shares of common stock of AMB Property Corporation held of record by the undersigned on March 6, 2008, at the Annual Meeting of Stockholders to be held on May 8, 2008, at 2:00 pm Pacific Time at the global headquarters of AMB Property Corporation, Pier 1, Bay 1, San Francisco, California, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND FOR THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
If you vote over the Internet or by telephone, please do not mail your card.
Vote by Mail — Mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope furnished for that purpose.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE